                                                                   Exhibit 10.72


                           LOAN AND SECURITY AGREEMENT

                                  by and among

                CARDIOVASCULAR VENTURES OF EAST NEW ORLEANS, INC.
                          CARDIOVASCULAR VENTURES, INC.
                     HEART CENTER OF EAST NEW ORLEANS, L.P.
                     MRI DIAGNOSTIC PARTNERS i, L.P. - 1986
                          RAYTEL CARDIAC SERVICES, INC.
                           RAYTEL GRANADA HILLS, INC.
                          RAYTEL IMAGING HOLDINGS, INC.
                          RAYTEL IMAGING NETWORK, INC.
                           RAYTEL MEDICAL CORPORATION
                   RAYTEL NUCLEAR IMAGING - WEST HOUSTON, INC.
    SAN LUIS OBISPO MEDICAL IMAGING CENTER, A CALIFORNIA LIMITED PARTNERSHIP
                           (collectively "Borrowers")

                                       and

                HEALTHCARE BUSINESS CREDIT CORPORATION ("Lender")

                            Dated: November 15, 2001

                                  EXHIBIT LIST

Exhibit 1.1           --     Imaging Centers, Imaging Center Affiliates and
                             Imaging Center PCs
Exhibit 1.2           --     Concentration Account
Exhibit 1.3           --     RCS Operating Account
Exhibit 1.4           --     RMC Operating Account
Exhibit  2.1(b)       --     Form of Revolving Credit Note
Exhibit  2.2(b)       --     Form of Borrowing Base Certificate
Exhibit  2.2(c)       --     Loan Request
Exhibit  4.1          --     Form of Opinion of Counsel
Exhibit  4.2          --     Notice Letter Re: Commercial Obligors
Exhibit  5.1          --     Borrowers' States of Qualifications
Exhibit  5.2          --     Places of Business/Other Names
Exhibit  5.3          --     Provider Identification Numbers
Exhibit  5.4          --     Pending Litigation
Exhibit  5.5          --     Medicare/Medicaid Overpayments
Exhibit  5.6          --     Liens on Collateral other than Accounts
Exhibit  5.9          --     Federal Tax Identification Numbers
Exhibit  5.11         --     Subsidiaries and Affiliates
Exhibit  5.12         --     Existing Guaranties, Investments and
                             Borrowings, Leases and Employment Agreements
Exhibit  5.16         --     Capital Stock and Partnership Interests of
                             Borrowers; Wholly-Owned Borrowers; Controlled
                             Borrowers
Exhibit  5.23         --     Contracts
Exhibit  6.8          --     Officer's Certificate
Exhibit  6.17         --     Deposit Account Procedures

Schedule 1            --     Advance Rates, Ineligible Obligors and
                             Concentration Limits, Etc.

                           LOAN AND SECURITY AGREEMENT

        This Loan and Security Agreement is dated as of the 15th day of November, 2001, by and among Cardiovascular Ventures of East New Orleans, Inc. ("CVENO"), a Louisiana corporation, Cardiovascular Ventures, Inc. ("CV"), a Delaware corporation, Heart Center of East New Orleans, L.P. ("HCNO"), a Louisiana limited partnership, MRI Diagnostic Partners I, L.P. - 1986 ("MRDP"), a Pennsylvania limited partnership, Raytel Cardiac Services, Inc. ("RCS"), a Delaware corporation, Raytel Granada Hills, Inc. ("RGH"), a Delaware corporation, Raytel Imaging Holdings, Inc. ("RIH"), a Delaware corporation, Raytel Imaging Network, Inc. ("RIN"), a Delaware corporation, Raytel Medical Corporation ("RMC"), a Delaware corporation, Raytel Nuclear Imaging - West Houston, Inc. ("RNIWH"), a Delaware corporation, and San Luis Obispo Medical Imaging Center, a California Limited Partnership ("MIC-SLO"), a California limited partnership (collectively, "BORROWERS") and Healthcare Business Credit Corporation, a Delaware corporation ("LENDER").

                                   BACKGROUND

        A. Borrowers have requested that Lender make revolving loans to them of up to $15,000,000.00, which will be secured by a first priority perfected security interest in (1) the Accounts and other Collateral of Borrowers, and (2) the Accounts of certain Affiliates of Borrowers and other third parties with professional/management relationships to such Affiliates of the Borrowers. Lender is willing to make such loans to Borrowers pursuant to the terms and provisions hereinafter set forth.

        B. The parties desire to define the terms and conditions of their relationship to writing.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

        1.1 Terms Defined: As used in this Agreement, the following terms have the following respective meanings:

        "ACCOUNT" means (a) the third party reimbursable portion of accounts receivable owing to a Borrower or to an Imaging Center Affiliate or Imaging Center PC arising out of the delivery by a Borrower or Imaging Center of medical, surgical, diagnostic or other professional or medical or dental services, including all rights to reimbursement under any agreements with an Obligor, (b) all accounts, general intangibles, rights, remedies, guarantees, and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, all rights under this Agreement in respect of the foregoing, (c) all information and data compiled or derived by a Borrower, or Imaging Center Affiliate or an Imaging Center PC in respect of such accounts receivable (other than any such information and data subject to legal restrictions of patient confidentiality), and (d) all proceeds of any of the foregoing.

               "ADMINISTRATIVE OFFICE" means the Borrowers' office located at 7 Waterside Crossing, Windsor, Connecticut 06095.

               "ADVANCE(S)" means any monies advanced or credit extended to or for the benefit of a Borrower by Lender under the Credit Facility.

               "ADVANCE RATE" means the percentage specified in SCHEDULE 1 as the Advance Rate, as such percentage may be adjusted by Lender from time to time pursuant to Section 2.1(d) hereof.

               "AFFILIATE" means, as to any Person, any other Person or any group acting in concert in respect of such Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purpose of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "AGREEMENT" means this Loan and Security Agreement, as the same may be hereafter amended, revised, restated, supplemented or otherwise modified.

               "AUTHORIZED OFFICER" means any officer of a Borrower which is a corporation, or any officer of any corporate general partner of a Borrower which is a partnership, authorized by specific resolution of the board of directors of such Borrower or of such corporate general partner, to request Loans as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

               "BILLING DATE" means the last Business Day of the week in which the services were rendered in the case of out-patient services and the discharge date in the case of in-patient services.

               "BLOCKED ACCOUNT AGREEMENTS" has the meaning set forth in Section 2.7(a) hereof.

               "BORROWERS" has the meaning set forth in the introductory paragraph hereof.

               "BORROWING BASE" means, at any date, an amount equal to the lesser of (a) the Revolving Loan Commitment, or (b) the amount equal to (i) the product of (A) the Advance Rate then in effect, times (B) the Estimated Net Value of all Eligible Accounts as of such date minus (ii) after the occurrence and during the continuance of an Unmatured Event of Default or Event of Default, the amount of the next scheduled payment of principal and interest under the Settlement Agreement.

               "BORROWING BASE DEFICIENCY" means, as of any date, the amount, if any, by which (i) the aggregate principal amount of the Loans outstanding as of such date exceeds (ii) the Borrowing Base as of such date.

               "BORROWING BASE EXCESS" means, as of any date, the amount, if any, by which (i) the Borrowing Base as of such date exceeds (ii) the aggregate principal amount of the Loans outstanding as of such date.

               "BORROWING BASE REPORT" has the meaning set forth in Section 2.2(b) hereof.

               "BUSINESS DAY" means any day other than a Saturday, Sunday or any day on which banking institutions in Philadelphia, Pennsylvania or New York, New York are permitted or required by law, executive order or governmental decree to remain closed or a day on which Lender is closed for business.

               "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a medical benefits program supervised by the U.S. Department of Defense.

               "CHANGE OF CONTROL" means:

               (a) with respect to RMC (i) a transaction or series of related transactions pursuant to which any Person or group of related Persons acquires or would acquire (upon completion of such transaction or series of transactions) shares (or securities exercisable for or convertible into shares) representing more than fifty percent (50%) of the outstanding common stock of RMC, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving RMC, if, upon consummation of such transaction, the Persons who were stockholders of RMC immediately prior to such transaction continue to hold, following such transaction, less than fifty percent (50%) of the outstanding equity securities of the entity surviving such merger, consolidation or reorganization, or the parent of such entity, or (iii) any other transaction or series of related transactions pursuant to which any Person or related group of Persons acquires or would acquire (upon completion of such transaction or series of transactions) control of RMC's board of directors or by which nominees of any such Person or group of Persons are (or would be) elected or appointed to a majority of the seats on the board of directors of RMC; or

               (b) a majority of the members of the board of directors of RMC do not constitute Continuing Directors; or

               (c) RMC ceases to directly or indirectly own and control all of the issued and outstanding capital stock of any of the Wholly Owned Borrowers; or

               (d) RMC or one of the Wholly Owned Borrowers ceases to be the sole general partner of any of the Controlled Borrowers or ceases to have the right or ability by voting power, contract or otherwise to control any Controlled Borrower.

               "CLOSING" has the meaning set forth in Section 4.5 hereof.

               "CLOSING DATE" has the meaning set forth in Section 4.5 hereof.

               "COLLATERAL" has the meaning set forth in Section 3.1 hereof.

               "COLLECTIONS" means with respect to any Account, all cash collections on such Account.

               "COLLECTION ACCOUNT" has the meaning set forth in Section 2.7(a) hereof.

               "COMMITMENT FEE" has the meaning set forth in Section 2.8 hereof.

               "CONCENTRATION ACCOUNT" means Borrowers' concentration account identified on EXHIBIT "1.2" hereto.

               "CONCENTRATION LIMITS" means the various financial tests, expressed as percentages of the then current ENV of all Eligible Accounts, described on SCHEDULE 1 as in effect from time to time.

               "CONTINUING DIRECTOR" means (a) any member of the board of directors of RMC who was a director of RMC on the Closing Date, and (b) any individual who becomes a member of the board of directors of RMC after the Closing Date if such individual was appointed or nominated for election to the board of directors of RMC by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the board of directors of RMC in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) of RMC and whose initial assumption of office resulted from such contest or the settlement thereof.

               "CONTRACT" means an agreement by which an Obligor is obligated to pay for services rendered to patients of a Borrower.

               "CONTROLLED BORROWERS" means collectively those Borrowers the sole general partnership interest of which is owned by RMC or one of the Wholly Owned Borrowers as shown on EXHIBIT "5.16" hereto.

               "CREDIT FACILITY" has the meaning set forth in Section 2.1(a) hereof.

               "CV" has the meaning set forth in the introductory paragraph hereof.

               "CVENO" has the meaning set forth in the introductory paragraph hereof.

               "DEBT" means all indebtedness for borrowed money, trade debt, debts of others guaranteed by a Borrower or secured by its assets, obligations under capitalized leases and all other obligations which are or should be treated as indebtedness under generally accepted accounting principles.

               "DEBT SERVICE COVERAGE RATIO" means the ratio of (a) the sum of
(i) net income, plus (ii) interest expense, plus (iii) depreciation and amortization expenses, plus (iv) income tax expense, minus (v) permitted Distributions, for the period of determination to (b) the sum of (i) interest expense for such period, plus (ii) the current portion of long-term debt, plus
(iii) the current portion of the principal portion of lease payments under capitalized leases, plus (iv) income tax actually paid, all as determined for Borrowers in accordance with GAAP.

               "DEFAULT RATE" means 300 basis points above the interest rate otherwise applicable on all Loans.

               "DEFAULTED ACCOUNT" means an Account as to which (a) the initial ENV has not been received in full as Collections within 180 days of the Billing Date, or (b) Lender reasonably deems uncollectible because of the bankruptcy or insolvency of the Obligor or any other reason.

               "DISTRIBUTION" means (1) dividends or other distributions on capital stock of a Borrower; and (2) the redemption, repurchase or acquisition of such stock or equity interests or of warrants, rights or other options to purchase such stock.

               "ELIGIBLE ACCOUNT" means an Account of a Borrower or of an Imaging Center Affiliate and/or Imaging Center PC arising from services rendered at an Imaging Center:

               (a) which is a liability of an Obligor which is (i) a commercial insurance company acceptable to Lender, organized under the laws of any jurisdiction in the United States, having its principal office in the United States, other than those listed on SCHEDULE 1 as ineligible (and Lender reserves the right to amend from time to time the list of ineligible Obligors on SCHEDULE
1), (ii) a Blue Cross/Blue Shield Plan other than those listed on SCHEDULE 1 as ineligible, (iii) Medicare or Medicaid, (iv) CHAMPUS, (v) managed care companies or third party administrators other than those listed on Schedule 1 as ineligible, or (vi) any other type of institutional Obligor, not included in the categories of Obligors listed in the foregoing clauses (i) - (v), organized under the laws of any jurisdiction in the United States, having its principal office in the United States and otherwise acceptable to Lender, other than those listed on SCHEDULE 1,

               (b) the Obligor of which is not an Affiliate of a Borrower,

               (c) the Obligor of which has received a letter substantially in the form of EXHIBIT "4.2",

               (d) in an amount not less than $5 nor more than $50,000 per patient, denominated and payable in dollars in the United States,

               (e) as to which the representations and warranties of Section
5.23 hereof are true,

               (f) having a Billing Date no more than thirty days prior to the Funding Date (except in the case of the first Funding Date, the Billing Date shall be no more than 150 days prior to the Funding Date),

               (g) which does not arise from the delivery of cosmetic surgery services and is not classified as "self-pay",

               (h) if unbilled (an "UNBILLED ACCOUNT"), which is (i) subject to a valid provider number obtained by Borrowers, if a provider number is required in connection therewith, (ii) properly recorded (as determined by Lender in its discretion) in the respective Borrower's billing system, and (iii) not outstanding more than 45 days past the date the corresponding services were provided; provided, however, that with Lender's prior consent, Unbilled Accounts covered by Medicare which would otherwise constitute Eligible Accounts relating to services provided in the first five months of any calendar year may still constitute Eligible Accounts provided they are billed by June 30 of such year; and provided, further, however, that after June 30th of each fiscal year and for the remainder of such fiscal year the Borrowers' Unbilled Accounts which would otherwise qualify as Eligible Accounts shall not be considered Eligible Accounts to the extent the amount of such Unbilled Accounts would exceed one-third of the aggregate Eligible Accounts,

               (i) if billed, which is not outstanding more than 180 days past the original invoice date,

               (j) to the extent such Account does not include late charges or finance charges,

               (k) which is not in dispute by either the recipient of such service or any third party payor,

               (l) which is not owing from an Obligor, if more than 50% of the aggregate Accounts owing from such Obligor have aged more than 180 days past the date the corresponding services were provided, and

               (m) which complies with such other criteria and requirements as may be specified from time to time by Lender in its discretion.

               "ESTIMATED NET VALUE" or "ENV" means on any date of calculation with respect to any Account an amount equal to the anticipated cash collections as calculated by Lender using the Value Track System (which system periodically adjusts such amount to reflect Lender's evaluation of the performance of similar Accounts and to reflect payments received with respect thereto), except that if Lender determines that all Obligor payments with respect to an Account have been made or if an Account has become a Defaulted Account, the ENV of such Account shall be zero.

               "EVENT OF DEFAULT" has the meaning set forth in Section 8.1 hereof.

               "EXPENSES" has the meaning set forth in Section 9.5 hereof.

               "FUNDING DATE" has the meaning set forth in Section 2.2(a) hereof.

               "GAAP" means generally accepted accounting principles consistently applied.

               "GOVERNMENT ACCOUNTS" means Accounts on which any federal or state governmental unit is the Obligor.

               "HCNO" has the meaning set forth in the introductory paragraph hereof.

               "IMAGING CENTER" means each imaging center operated pursuant to an agreement between (i) an Imaging Center Affiliate and (ii) an Imaging Center PC in the locations listed in EXHIBIT "1.1."

               "IMAGING CENTER AFFILIATES" means, collectively, the entities listed in EXHIBIT "1.1," each of which is a Borrower and party to a professional services/management agreement with an Imaging Center PC.

               "IMAGING CENTER PCS" means, collectively, the physicians and medical practices listed in EXHIBIT "1.1," each of which has entered into a professional services/management agreement with an Imaging Center Affiliate.

               "IMAGING CENTER SECURITY AGREEMENTS" means the Security Agreements executed by each of (i) the Imaging Center Affiliates and (ii) the Imaging Center PCs in favor of Lender as of even date herewith, granting to Lender a first priority security interest in all Accounts of each of (a) the Imaging Center Affiliates and (b) the Imaging Center PCs as collateral security for the Obligations (as more particularly described therein), as such may be amended, revised, restated, supplemented or otherwise modified.

               "INITIAL TERM" has the meaning set forth in Section 2.1(c).

               "JCAHO" means the Joint Commission for Accreditation of Health Care Organizations, a nationally recognized organization providing accreditations to hospitals and other healthcare facilities, or any successor entity charged with performing its functions.

               "LENDER" has the meaning set forth in the introductory paragraph hereof.

               "LOAN(S)" has the meaning set forth in Section 2.1(a) hereof.

               "LOAN DOCUMENTS" means this Agreement, the Revolving Credit Note, the Imaging Center Security Agreements, the Blocked Account Agreements, the agreements relating to the Lockboxes, all financing statements and all other agreements, instruments, documents and certificates delivered in connection herewith or therewith.

               "LOAN REQUEST" has the meaning set forth in Section 2.2(c) hereof.

               "LOCKBOX AGREEMENTS" means the lockbox agreements executed by the Borrowers with the Lockbox Banks in connection with the Lockboxes (including without limitation the RCS Lockbox Agreements with the Primary Lockbox Bank).

               "LOCKBOX BANKS" means the Primary Lockbox Bank and such other banks as are acceptable to Lender.

               "LOCKBOXES" means collectively those lockboxes (including without limitation the RCS Lockboxes) maintained at Lockbox Banks as described on EXHIBIT "6.17" hereto, to which Collections on certain Accounts are sent pursuant to the Lockbox Agreements and the terms hereof.

               "MATERIAL ADVERSE EFFECT" means, for the Borrowers in the aggregate, a material adverse effect on (a) the business, financial condition or Property of Borrowers, (b) the value of the Collateral, the Accounts or the Borrowing Base, (c) the ability of Borrowers to fulfill there Obligations hereunder, or (d) the enforceability of any of the Loan Documents by Lender.

               "MATURITY DATE" has the meaning set forth in Section 2.1(c).

               "MIC-SLO" has the meaning set forth in the introductory paragraph hereof.

               "MRB" has the meaning set forth in the introductory paragraph hereof.

               "MRDP" has the meaning set forth in the introductory paragraph hereof.

               "NON-USE FEE" has the meaning set forth in Section 2.3(b) hereof.

               "OBLIGATIONS" means all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to Lender by or from a Borrower arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on all the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to a Borrower under the Loan Documents, whether or not evidenced by any note or other instrument.

               "OBLIGOR" means the party primarily obligated to pay an Account.

               "OPERATING ACCOUNTS" means collectively the operating and other deposit accounts of Borrowers maintained at the Primary Lockbox Bank and other banks approved by Lender as required by Section 6.17 hereof, including without limitation the RCS Operating Account and the RMC Operating Account.

               "PERSON" means any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof, or other entity.

               "PLEA BARGAIN AGREEMENT" means the letter agreement dated June 25, 2001, between the United State's Attorney for the District of Connecticut and RCS and its counsel.

               "PRIMARY FUNDING DATE" has the meaning set forth in Section 2.2(a) hereof.

               "PRIMARY LOCKBOX BANK" means Fleet National Bank, or such other bank as is acceptable to Lender.

               "PRIME RATE" means the highest per annum rate of interest referenced as the "Prime Rate" as reported in the Money Rates Section of The Wall Street Journal, on the date of determination. If The Wall Street Journal is not published on such date, or does not report such rate, such rate shall be as reported by such other publication or as determined by such other source as Lender may reasonably select. The Prime Rate does not necessarily reflect the lowest rate of interest charged by Lender to its customers at any given time.

               "PROPERTY" means an interest of a Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "RCS" has the meaning set forth in the introductory paragraph hereof.

               "RCS LOCKBOXES" means the five (5) lockboxes maintained at the Primary Lockbox Bank in the names of: Cardiac Datacorp, Inc.-CDI, P.O. Box 3870, Dorchester, MA 02125-3870; Cardiocare-C2P, P.O. Box 3640, Dorchester, MA 02125-3640; Cardiocare Arrhythmia-C2 CEDS, P.O. Box 3576, Dorchester, MA 02125-3576; Cardiac Data Services-CDS, P.O. Box 5670, Hartford, CT 06102-5670; and Cardiac Data Services-Holter/CEDS, P.O. Box 5746, Hartford, CT 06102-5746.

               "RCS LOCKBOX AGREEMENTS" means the lockbox agreements in effect on the date hereof with the Primary Lockbox Bank relating to the RCS Lockboxes.

               "RCS OPERATING ACCOUNT" means the operating account of RCS identified on EXHIBIT "1.3" hereto.

               "REVOLVING CREDIT NOTE" has the meaning set forth in Section 2.1(b).

               "REVOLVING LOAN COMMITMENT" means an amount equal to $15,000,000.00, as adjusted from time to time hereunder.

               "RGH" has the meaning set forth in the introductory paragraph hereof.

               "RIH" has the meaning set forth in the introductory paragraph hereof.

               "RIN" has the meaning set forth in the introductory paragraph hereof.

               "RMC" has the meaning set forth in the introductory paragraph hereof.

               "RMC OPERATING ACCOUNT" means the operating account of RMC identified on EXHIBIT "1.4" hereto.

               "RNIWH" has the meaning set forth in the introductory paragraph hereof.

               "SECURITIES" has the meaning set forth in Section 6.14 hereof.

               "SEC COMMENT LETTER" means the letter dated October 29, 2001, conveying certain comments of the staff of the Securities and Exchange Commission on RMC's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, and RMC's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

               "SENIOR FUNDED DEBT RATIO" means, on the date of determination, the ratio of (a) the sum of (i) the amount outstanding hereunder, plus (ii) the amount of any other Debt not subordinated to the Obligations in writing which subordination has been approved in form and substance by Lender, plus (iii) the amount then outstanding under the Settlement Agreement, to (b) the sum of (i) net income, plus (ii) interest expense, plus (iii) depreciation and amortization expenses, plus (iv) income tax expense.

               "SETTLEMENT AGREEMENT" means collectively the Settlement Agreement dated on or about October 2001, by and between the United States of America, Salvatore Morello, RCS and RMC, the Promissory Note executed and delivered by RCS in connection therewith, the Guaranty Agreement executed and delivered by RMC in connection therewith, and the Corporate Integrity Agreement executed and delivered by RCS in connection therewith.

               "SUBORDINATED DEBT" means debt or other obligations of a Borrower that is subordinated to the Obligations of such Borrower to Lender on terms and conditions that are satisfactory to Lender in its sole discretion.

               "TERMINATION FEE" has the meaning set forth in Section 2.8 hereof.

               "UNBILLED ACCOUNT" has the meaning given to such term in the definition of "Eligible Account."

               "UNIFORM COMMERCIAL CODE" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New Jersey.

               "UNMATURED EVENT OF DEFAULT" means an event which with the passage of time, giving of notice or both, would become an Event of Default.

               "VALUE TRACK SYSTEM" means the proprietary business system used by Lender to value and record the status of Accounts.

               "VOTING STOCK" shall mean stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "WHOLLY OWNED BORROWERS" means collectively those Borrowers which are wholly owned by RMC or another Borrower (or by a wholly owned subsidiary of RMC or another Borrower) as shown on EXHIBIT "5.16" hereto.

        1.2 Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

SECTION 2. THE LOANS

        2.1 Credit Facility - Description:

               (a) Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrowers a line of credit facility ("CREDIT FACILITY") which shall include Advances which may be extended by Lender to or for the benefit of Borrowers from time to time hereunder in the form of revolving credit loans ("LOANS"). The aggregate outstanding principal amount of all Loans, at any time, shall not exceed the Borrowing Base. Subject to such limitation, the outstanding balance of all Loans may fluctuate from time to time, to be reduced by repayments made by Borrowers, to be increased by future Advances which may be made by Lender. In no event shall the initial principal amount of any Loan be less than $25,000.00. If the aggregate outstanding amount of all Advances exceeds the Borrowing Base, Borrowers shall immediately repay such excess in full. Lender has the right at any time and from time to time, in its sole discretion (but without any obligation), after providing Borrowers with reasonable notice which may be written or oral (to be confirmed in writing within one (1) day thereafter, and receipt by Borrowers of a Borrowing Base Report reflecting reserves in a timely manner pursuant to the terms of Section 2.2(b) hereof shall be deemed reasonable written notice), to set aside reasonable reserves against the Borrowing Base, including without limitation with respect to amounts coming due from time to time under the Settlement Agreement, in such amounts as it may deem appropriate. The obligations of Borrowers under the Credit Facility and this Agreement shall at all times be absolute and unconditional.

               (b) At Closing, Borrowers shall execute and deliver their promissory note to Lender in the principal face amount of Fifteen Million Dollars ($15,000,000.00) (as may be amended, modified or replaced from time to time, the "REVOLVING CREDIT NOTE"). The Revolving Credit Note shall evidence Borrowers' absolute and unconditional, and joint and several, obligation to repay Lender for all Loans made by Lender under the Credit Facility, with interest as herein and therein provided. Each and every Loan under the Credit Facility shall be deemed evidenced by the Revolving Credit Note, which is deemed incorporated herein by reference and made a part hereof. The Revolving Credit Note shall be substantially in the form set forth in EXHIBIT "2.1(b)" attached hereto and made a part hereof.

               (c) The term ("INITIAL TERM") of the Credit Facility shall expire on November 30, 2003. All Loans shall be repaid on or before the earlier of the last day of the Initial Term or upon termination of this Agreement ("MATURITY DATE"). After the Maturity Date no further Advances shall be available from Lender.

               (d) From time to time, in each case upon not less than three Business Days' notice to Borrowers, Lender may adjust the Advance Rate set forth on SCHEDULE 1 in order to reflect, in its reasonable judgment, the experience with Borrowers (including, by way of illustration, to adjust for any known or potential offsets by Medicare or Medicaid) or the Accounts. In addition, upon not less than three Business Days' notice to Borrowers, Lender may adjust the Advance Rate set forth on SCHEDULE 1 in order to comply with the requirements of any nationally recognized statistical rating organization or party guaranteeing, rating or insuring payment of any Securities.

        2.2 Funding Procedures:

               (a) Subject to the terms and conditions of this Agreement, Lender will make Loans to Borrowers from time to time, on the fourth Business Day of each week (the "Primary Funding Date", whether or not Borrowers have requested a Loan to be made on such date) and on such other days of the week as Borrowers and Lender may agree (each such day whether or not a Primary Funding Date is referred to herein as the "FUNDING DATE").

               (b) Not less than four Business Days prior to each Primary Funding Date, Borrowers will deliver to Lender the computer file data associated with the Accounts, which shall include without limitation, the information required by Lender to enable Lender to process and value the outstanding Accounts of Borrowers, as well as bill and collect such Accounts following an Event of Default. Upon completion of the processing of the data with respect to such Accounts, Lender will prepare and deliver to Borrowers a report regarding the Borrowing Base then in effect, which shall be substantially in the form of EXHIBIT "2.2(b)" (a "BORROWING BASE REPORT").

               (c) No later than 11:00 a.m. (Eastern time) on the second Business Day prior to each Primary Funding Date, Borrowers will sign and return the Borrowing Base Report to Lender. Subject to the terms and conditions of this Agreement, if Borrowers shall be entitled to request that a Loan be made on such Primary Funding Date, or any Funding Date thereafter until the next Primary Funding Date based on such Borrowing Base Report by delivery by hand or fax to Lender, a written request for such Loan substantially in the form of EXHIBIT "2.2(c)" (a "LOAN REQUEST") no later than 11:00 a.m. (Eastern time) on the date such Loan is to be made, time being of the essence.

               (d) Subject to the terms and conditions of this Agreement, on the Funding Date, Lender will advance to Borrowers a Loan in an amount equal to the lesser of (i) the amount of the Loan requested by Borrowers in the Loan Request, or (ii) the Borrowing Base Excess as of such date by depositing such amount into the RCS Operating Account, except as provided in Section 2.5(a).

               (e) Lender's determination of the Estimated Net Value of the Eligible Accounts and other amounts to be determined or calculated under this Agreement shall, in the absence of manifest error, be binding and conclusive.

               (f) Notwithstanding anything to the contrary contained in this Agreement, Lender shall have the right, but not the obligation, on each Primary Funding Date which is immediately prior to a payment due date under the Settlement Agreement to make an Advance under the Credit Facility, whether or not Borrowers shall have submitted a Loan Request therefor, in an amount up to the amount which is to become due under the Settlement Agreement on such following payment due date, whether or not such amount exceeds the Borrowing Base Excess on such date and whether or not such amount, when added to the aggregate outstanding amount of the Credit Facility, would exceed the Revolving Loan Commitment. To the extent such Advance is made in an amount which exceeds the Borrowing Base Excess or causes the aggregate outstanding principal amount of the Credit Facility to exceed the Revolving Loan Commitment, Borrowers shall immediately and without notice or demand, repay such excesses. Lender shall be entitled to make any such Advance described in this subsection (f) either to Borrowers or directly to the payee as required by the Settlement Agreement. Lender shall provide Borrowers notice of any Advance made pursuant to this subsection (f).

        2.3 Interest and Non-Use Fee:

               (a) Each Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, at a rate per annum equal to the Prime Rate plus 1.00%. The interest rate on all of the Loans shall be adjusted weekly based on the Prime Rate as of each Primary Funding Date.

               (b) Borrowers shall pay a fee (the "NON-USE FEE") equal to one-quarter of one percent (0.25%) per annum on the average daily unused portion of the Revolving Loan Commitment. The Non-use Fee shall be payable monthly in arrears on the first Primary Funding Date of each month commencing December, 2001, and shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

               (c) If any Event of Default shall occur and be continuing, the rate of interest applicable to each Loan then outstanding shall be the Default Rate. The Default Rate shall apply from the date of the Event of Default until the date such Event of Default is waived or is cured, and interest accruing at the Default Rate shall be payable on each Funding Date and also upon demand.

        2.4 Additional Interest Provisions:

               (a) Calculation of Interest - Interest on the Loans shall be based on a year of three hundred sixty (360) days and charged for the actual number of days elapsed.

               (b) Continuation of Interest Charges - All contractual rates of interest chargeable on outstanding Loans, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

               (c) Applicable Interest Limitations - In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall in its sole discretion, apply and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

        2.5 Payments:

               (a) All accrued interest on the Loans shall be due and payable on each Primary Funding Date. Any Non-use Fee shall be due and payable as set forth in Section 2.3(b). Provided that there exists a sufficient Borrowing Base Excess to do so and subject to the terms and conditions of this Agreement unless Borrowers have otherwise paid amounts due hereunder by 11 a.m. (Eastern time) on a Primary Funding Date, Lender shall make a Loan on such Primary Funding Date, before making any Loan requested by Borrowers, in the amount then due hereunder, the proceeds of such Loan to be retained by Lender, applied against such amounts then due, and not deposited into the RCS Operating Account.

               (b) If at any time the aggregate principal amount of all Advances outstanding exceeds the Borrowing Base then in effect, Borrowers shall immediately make such principal prepayments of the Loans as is necessary to eliminate such excess.

               (c) The entire principal balance of all of the Loans, together with all unpaid accrued interest thereon and any accrued and unpaid Non-use Fees, shall be due and payable on the Maturity Date.

               (d) Subject to the terms of Section 2.3(b) above, Borrowers may prepay the principal of the Loans at any time (with payments in immediately available funds credited against outstanding principal on the Business Day following the day of receipt) provided, however, that in the case of a prepayment of the Loans in connection with a termination of the Credit Facility, Borrowers shall pay to Lender the Termination Fee as set forth in Section 2.8 hereof.

               (e) All payments and prepayments (whether received directly from Borrowers or otherwise, as provided herein) shall be applied first to any unpaid interest, unpaid Non-use Fees and unpaid Termination Fee, and thereafter to the principal of the Loans and to other amounts due Lender, in the order provided in
Section 2.7(f) hereof. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by Borrowers hereunder shall be remitted to an account of Lender as specified by Lender in immediately available funds not later than 11:00 a.m. (prevailing Eastern Time) on the day due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest shall continue to accrue during such extension.

        2.6 Use of Proceeds: The extensions of credit under and proceeds of the Credit Facility shall be used to refinance existing debt owed to Fleet National Bank and Paribas BNP and for working capital and general corporate purposes.

        2.7 Lockboxes and Collections:

               (a) Borrowers have established the RMC Operating Account and the RCS Operating Account with the Primary Lockbox Bank. Borrowers have also entered into the RCS Lockbox Agreements pursuant to which the Primary Lockbox Bank has agreed to deposit all Collections received in the name of RCS into the RCS Lockboxes and to periodically transfer such Collections from the RCS Lockboxes into the RCS Operating Account. Notwithstanding the foregoing, Lender has established the Concentration Account for deposit of all Collections received in the name of RCS into the RCS Lockboxes, and the Borrowers, Lender and the Primary Lockbox Bank have entered into certain blocked account agreements (collectively, the "BLOCKED ACCOUNT AGREEMENTS") dated as of even date herewith in connection with the RMC Operating Account and the Concentration Account. The Blocked Account Agreements provide that, only so long as there has not occurred any Event of Default, all Collections received in the name of RCS will be swept daily from the RCS Lockboxes into the Concentration Account and (upon Borrowers' instruction) the Primary Lockbox Bank will initiate daily transfers of all available funds from the Concentration Account to the RCS Operating Account. The Blocked Account Agreements further provide that, upon receipt of written notice from Lender that an Event of Default has occurred, the Primary Lockbox Bank shall sweep all amounts deposited in the RMC Operating Account and the Concentration Account on a daily basis to an account of Lender to be designated by Lender (the "COLLECTION ACCOUNT") and otherwise take such direction with respect thereto from Lender and only from Lender.

               (b) Borrowers will cause all Collections with respect to all of the Accounts to be sent either to the RCS Lockboxes or to a Borrower for deposit in the Operating Account of such Borrower in accordance with Section 6.17 hereof. In the event that after an Event of Default a Borrower receives any Collections that should have been sent to the RCS Lockboxes or the RMC Operating Account, such Borrower will, promptly upon receipt and in any event within one Business Day of receipt, forward such Collections directly to the Collection Account in the form received, and promptly notify Lender of such event. Until so forwarded, such Collections not generated from Government Accounts shall be held in trust for the benefit of Lender.

               (c) After an Event of Default and notice by Lender under the Blocked Account Agreements, or any of them, no Borrower shall withdraw any amounts from the Concentration Account and/or RMC Operating Account and, whether or not an Event of Default has occurred, no Borrower shall change the procedures under the agreements governing the RMC Operating Account, the RCS Lockboxes or the Concentration Account, except in accordance with Section 6.17 hereof.

               (d) Borrowers will cooperate with Lender in the identification and reconciliation on a monthly basis of all amounts received in the Lockboxes. If more than five percent (5%) of the Collections since the most recent Primary Funding Date are not identified or reconciled to the satisfaction of Lender within twenty (20) Business Days of receipt, Lender shall not be obligated to make further Loans until such amount is identified or is reconciled to the satisfaction of Lender, as the case may be. In addition, if any such amount cannot be identified or reconciled to the satisfaction of Lender, Lender may utilize its own staff or, if it deems necessary, engage an outside auditor, in either case at Borrowers' joint and several expense (which in the case of Lender's own staff shall be in accordance with Lender's then prevailing customary charges, plus expenses), to make such examination and report as may be necessary to identify and reconcile such amount.

               (e) Borrowers will not send to or deposit in the Lockboxes any funds other than payments made with respect to Accounts.

               (f) Prior to the occurrence of an Event of Default, on the Business Day after receipt, Lender shall cause all payments received by Lender from Borrowers and Loan proceeds which are retained by Lender pursuant to the terms hereof and not otherwise applied in accordance with the terms of the Agreement, to be applied in the following order of priority:

                      (i) If received on the Business Day immediately preceding a Primary Funding Date, to the unpaid accrued interest on the aggregate outstanding Loans as of such Primary Funding Date;

                      (ii) If received on the Business Day immediately preceding a Primary Funding Date, to any unpaid accrued Non-use Fees as of such Primary Funding Date;

                      (iii) toward any Borrowing Base Deficiency;

                      (iv) toward any costs and expenses of Lender required to be paid or reimbursed by Borrowers under this Agreement or under any of the other Loan Documents;

                      (v) toward prepayment of principal of which Borrowers have given notice to Lender in accordance with Section 2.5(d) hereof.

Following the occurrence of an Event of Default, Lender may apply all Collections to Borrowers' Obligations in such order as Lender may in its sole discretion determine.

        2.8 Fees: As of the Closing, Lender shall have fully earned, and Borrowers shall have paid to Lender, a commitment fee ("COMMITMENT FEE") equal to one percent (1%) of the Revolving Loan Commitment. In the event that the Credit Facility is terminated prior to the Maturity Date for any reason at any time, Borrowers shall further pay to Lender a termination fee (the "TERMINATION FEE") in an amount equal to the product of the Revolving Loan Commitment times one percent (1%); provided, however, that the Termination Fee shall be due only if prepayment occurs prior to the first anniversary of the Closing Date, and provided further that Borrowers shall not owe any Termination Fee if prepayment occurs at the direction of Lender in connection with Lender's termination of the Credit Facility, so long as no Event of Default shall have occurred and be continuing immediately prior to such termination.

SECTION 3. COLLATERAL

        3.1 Description: To secure the payment, promptly when due, and the punctual performance, of all of the Obligations, (a) each Borrower assigns to Lender, and grants to it a security interest in (i) all accounts and health care insurance receivables (including without limitation the Accounts) of such Borrower, whether now existing or hereafter arising or acquired, (ii) all contract rights, instruments, chattel paper, documents, payment intangibles, general intangibles, letters of credit and letter of credit rights, remedies, guarantees and collateral evidencing, securing or otherwise relating to such accounts, including without limitation all rights of enforcement and collection, now existing or hereafter acquired, (iii) all Lockboxes, all Operating Accounts, all Collection Accounts, all Concentration Accounts, all other accounts into which any of the Collections are deposited, all deposit accounts, all funds at any time received by any of them or deposited in any of them, and any checks or instruments from time to time representing or evidencing the same, (iv) all inventory now owned or hereafter acquired, (v) all equipment, machinery, furniture and fixtures now owned or hereafter acquired together with all parts, substitutions, improvements, accessions, accessories, attachments and additions thereto, now existing or hereafter acquired, (vi) all investment property now existing or hereafter acquired, including without limitation securities (whether certificated or uncertificated), security entitlements, securities accounts and equity interests (whether or not constituting investment property) of all kinds, including without limitation any and all shares of capital stock, membership interests in limited liability companies and partnership interests, (vii) all books and records of such Borrower evidencing or relating to such assets, (viii) all information and data compiled or derived by such Borrower with respect of such assets (other than any such information and data subject to legal restrictions of patient confidentiality), and (ix) all collections, receipts and other proceeds (cash and noncash) derived from any of the foregoing and (b) Borrowers shall cause each of the Imaging Center Affiliates and each Imaging Center PC to execute and deliver to Lender the Imaging Center Security Agreements. The collateral described in Section 3.1(a) and in the Imaging Center Security Agreements are referred to herein as, collectively, the "COLLATERAL".

        3.2 Lien Documents: At Closing and thereafter as Lender deems necessary, Borrowers shall execute and deliver to Lender, or shall have executed and delivered (all in form and substance reasonably satisfactory to Lender) any other agreements, documents, instruments and writings, including, without limitation, financing statements, security agreements and assignment agreements, reasonably required by Lender to evidence, perfect or protect Lender's liens and security interest in the Collateral, or as Lender may reasonably request from time to time.

        3.3 Other Actions: In addition to the foregoing, Borrowers shall do anything further, and authorizes Lender to do anything further, that may be lawfully and reasonably required by Lender to perfect its security interests and to effectuate the intentions and objectives of this Agreement, including, but not limited to, the execution, delivery and filing of financing statements, continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Lender's request, Borrowers shall also immediately deliver (with execution by Borrowers of all necessary documents or forms to reflect Lender's security interest therein) to Lender, all items for which Lender must or may receive possession to obtain a perfected security interest.

        3.4 Searches: Borrowers shall, prior to or at Closing, and thereafter as Lender may request from time to time, at Borrowers' joint and several expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrowers in this Agreement) and deliver such search results to Lender:

               (a) UCC Searches - UCC searches with the Secretary of State and local filing office of each state where each Borrower is incorporated or otherwise formed, or maintains its respective chief executive office, a place of business, or assets and UCC searches with the Secretary of State of each state where each Imaging Center PC and/or Imaging Center Affiliate is incorporated or otherwise formed, or maintains its respective chief executive office, a place of business or assets;

               (b) Judgments, Etc. - Judgment, federal tax lien and corporate tax lien searches, with respect to each Borrower in all applicable filing offices of each state searched under subparagraph (a) above.

               Borrowers shall, prior to or at Closing and at its expense, obtain and deliver to Lender good standing certificates showing each Borrower to be in good standing in its state of incorporation and in each other state or foreign country in which it is doing business for which such Borrower's failure to be so qualified would have a reasonable likelihood of resulting in or causing a Material Adverse Effect.

        3.5 Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

        3.6 Power of Attorney: Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrowers (without requiring any of them to act as such) with full power of substitution to do the following (such power to be deemed coupled with an interest): (1) after an Event of Default, endorse the name of a Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to a Borrower and constitute collections on the Collateral; (2) execute in the name of a Borrower and/or file any financing statements, schedules, assignments, instruments, documents and statements that a Borrower is obligated to give Lender hereunder or is necessary to perfect Lender's security interest or lien in the Collateral; (3) to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise, provided that if an Event of Default has not occurred Lender shall give prior notice thereof describing the manner in which such verification shall be conducted; and (4) after an Event of Default do such other and further acts and deeds in the name of a Borrower that Lender may reasonably deem necessary or desirable to enforce any Collateral.

SECTION 4. CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

        Closing under this Agreement and the making of each Advance are subject to the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

        4.1 Resolutions, Opinions, and Other Documents: Prior to the Closing, Borrowers shall have delivered, or caused to be delivered, to Lender the following:

               (a) this Agreement and the Revolving Credit Note, both properly executed;

               (b) each document and agreement required to be executed under any provision of this Agreement or any of the other Loan Documents, including without limitation the duly executed Imaging Center Security Agreements and each Contract delivered pursuant to Section 5.23(l) hereof;

               (c) certified copies of (i) resolutions of the board of directors of each Borrower which is a corporation and of the board of directors of each corporate general partner of each Borrower which is a partnership, authorizing the execution of this Agreement, the Revolving Credit Note and each document required to be delivered by any Section hereof and (ii) each Borrower's articles of incorporation and bylaws (or, as the case may be, certificate of formation and agreement of limited partnership, for a Borrower which is a limited partnership);

               (d) an incumbency certificate identifying all Authorized Officers of each Borrower, with specimen signatures;

               (e) a written opinion of Borrowers' independent counsel addressed to Lender in the form attached hereto as EXHIBIT "4.1";

               (f) payment by Borrowers of all Expenses associated with the Credit Facility incurred to the Closing Date and the Commitment Fee;

               (g) the agreements relating to the Lockboxes, and Blocked Account Agreements, all as required pursuant to Section 2.7 hereof;

               (h) Uniform Commercial Code, judgment, federal and state tax lien searches against Borrowers and Imaging Center PCs, as required by Section 3.4 above, at Borrowers' joint and several expense, showing that the Collateral is not subject to any liens, claims or encumbrances, together with Good Standing and Corporate Tax Lien Search Certificates showing no tax liens on any Borrower's Property and showing each Borrower to be in good standing in each jurisdiction where the failure to so qualify would have a reasonable likelihood of resulting in or causing a Material Adverse Effect;

               (i) an initial borrowing base certificate dated the Closing Date evidencing Borrowers' maximum borrowing availability under the Borrowing Base as of the Closing Date, which shall indicate that after giving effect to the initial Advance there shall be a Borrowing Base Excess of not less than One Million Five Hundred Thousand ($1,500,000.00) Dollars;

               (j) releases from any other Person having a security interest or other interest in the Collateral which relates to Accounts, together with all UCC-3 terminations or partial releases necessary to terminate or amend (as Lender may require) such Person's interest in the Collateral;

               (k) copies of each of the accreditations, licenses and certifications referred to in Section 5.3 hereof;

               (l) evidence of the validity of all Medicare/Medicaid and all state provider numbers for each Borrower;

               (m) a duly executed landlord waiver for the Administrative Office, and, to the extent Borrowers are able to obtain waivers after using their best efforts, for each other leased premises on which any Borrower operates, and a duly executed Mortgagee's waiver for each premises owned by any Borrower on which any Borrower operates, if such premises is subject to a mortgage, each in form and substance satisfactory to Lender;

               (n) copies of all leases for each leased premises on which any Borrower operates, which shall be satisfactory to Lender;

               (o) evidence that Borrowers maintain insurance coverage required hereunder, with all premiums prepaid and with Lender named as "loss payee" and/or "additional insured" as may be required by the terms hereof;

               (p) a true, correct and complete copy of the Settlement Agreement and all documents, certificates, filings, statements, agreements or other writings referred to therein including without limitation the corporate integrity agreement and sworn financial statement, certified as such by Borrowers;

               (q) a true, correct and complete copy of the Plea Bargain Agreement, and all documents, certificates, filings, statements, agreements or other writings referred to therein, together with evidence that such Plea Bargain Agreement has been accepted by the court, certified as such by Borrowers;

               (r) a certificate dated the Closing Date and signed by the chief financial officer of each Borrower which is a corporation, or the chief financial officer of each corporate general partner of each Borrower which is a partnership, as the case may be, certifying that all of the conditions specified in this Section 4.1 have been fulfilled and that there has not occurred any material adverse change in the operations and conditions (financial or otherwise) of Borrowers in the aggregate since June 30, 2001;

               (s) evidence that all payments due to date under the Settlement Agreement and the Plea Bargain Agreement referred to in clause (q) have been paid in full;

               (t) true, correct and complete copies of all agreements and assignments between RIH or each of the Imaging Center Affiliate (as relevant) and the Imaging Center PC with respect to the operation of an Imaging Center, certified by the Borrowers as such;

               (u) true, correct and complete copies of all agreements and assignments between Borrowers or any of them and third parties through whose provider numbers Borrowers may provide services and bill Accounts and which represent the top twenty Obligors (as determined by aggregate amount of accounts receivable due as of the date hereof), certified as such by Borrowers;

               (v) such executed agreements, assignments and instruments as Lender may have reasonably required to grant or perfect its security interest in the Accounts referred to in clause (t) above, in form and substance satisfactory to Lender, between RIH, the Imaging Center Affiliates and/or Imaging Center PCs and Lender; and

               (w) such other financial or business information relating to the Borrowers and/or Collateral as Lender may have reasonably requested.

        4.2 Additional Preconditions to Loans: Lender's obligation to make the initial Loan and each subsequent Loan shall be subject to the satisfaction of each of the following conditions:

               (a) After giving effect to such Loan

                      (i) the aggregate principal amount of all Loans outstanding shall not exceed the Borrowing Base then in effect;

                      (ii) the ENV of all Eligible Accounts shall not exceed any of the Concentration Limits; and

                      (iii) the ENV of all Eligible Accounts which have not been billed shall not, in the aggregate, exceed one-third of the ENV of all Eligible Accounts (whether or not billed).

               (b) All representations and warranties of Borrowers shall be deemed reaffirmed as of the making of such Loan (except that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date) and shall be true both before and after giving effect to such Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, Borrowers shall be in compliance with this Agreement and the other Loan Documents, and Borrowers shall have certified such matters to Lender.

               (c) Borrowers shall have signed and delivered to Lender notices, in the form of EXHIBIT "4.2", to the Obligors.

               (d) All of the Eligible Accounts shall have been recorded in Lender's Value Track System. The Lockboxes, collection and depository arrangements required by Section 2.7 hereof shall be in effect, and the amounts received in the Lockboxes shall have been identified or reconciled to Lender's satisfaction, as required by Section 2.7(d) hereof.

               (e) Lender shall have completed any and all inspections and audits of the Property and Collateral of Borrowers and reference checks, with all results satisfactory to Lender.

               (f) Borrowers shall have taken such other actions, including the delivery of documents and opinions as Lender may reasonably request.

        4.3 Absence of Certain Events: At the Closing Date and prior to each Loan, no Event of Default or Unmatured Event of Default hereunder shall have occurred and be continuing.

        4.4 Compliance with this Agreement: Borrowers shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Borrowers before or at the Closing Date and as of the date of each Advance.

        4.5 Closing: Subject to the conditions of this Section 4, the Credit Facility shall be made available on the date ("CLOSING DATE") this Agreement is executed and all of the conditions contained in Section 4.1 hereof are completed ("CLOSING").

        4.6 Non-Waiver of Rights: By completing the Closing hereunder, or by making Advances hereunder, Lender does not thereby waive a breach of any warranty, representation or covenant made by Borrowers hereunder or under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrowers are specifically reserved by Lender.

SECTION 5. REPRESENTATIONS AND WARRANTIES

        To induce Lender to complete the Closing and make the Loans under the Credit Facility to Borrowers, Borrowers warrant and represent to Lender that:

        5.1 Organization or Formation; Validity:

               (a) Each Borrower is a corporation duly organized and validly existing under the laws of its state of incorporation (or, in the case of a Borrower which is a partnership, is a partnership duly formed and validly existing under the laws of its state of formation) is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state and other jurisdiction where the nature and extent of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on such Borrower's business, financial condition or Property or a Material Adverse Effect. A list of all states and other jurisdictions where each Borrower is qualified to do business is attached hereto as EXHIBIT "5.1" and made a part hereof.

               (b) The making and performance of this Agreement and related agreements, and each document required by any Section hereof will not violate any law, government rule or regulation, or the charter, minutes or bylaw provisions (or, for a Borrower which is a partnership, certificate of formation or agreement of partnership) of a Borrower or violate or result in a default (immediately or with the passage of time) under any material contract, agreement or instrument to which such Borrower is a party, or by which it is bound (it being deemed that any contract, agreement or instrument relating to Accounts is material). No Borrower is in violation of or has knowingly caused any Person to violate any term of any agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes or bylaws (or, for a Borrower which is a partnership, certificate of formation or agreement of partnership) which violation would have a reasonable likelihood of resulting in or causing a material adverse effect on such Borrower's business, financial condition or Property or a Material Adverse Effect.

               (c) Each Borrower has all requisite corporate (or partnership, as the case may be) power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate (or partnership, as the case may be) action to authorize the execution, delivery and performance of this Agreement, and the other Loan Documents.

               (d) This Agreement, the Revolving Credit Note and the other Loan Documents, when delivered, will be valid and binding upon each Borrower and enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws affecting creditors' rights generally and by general principles of equity.

        5.2 Names; Jurisdictions of Registration; Places of Business: Each Borrower's exact legal name, jurisdiction of registration (i.e., incorporation or formation), and chief executive office is located as listed in EXHIBIT "5.2" attached hereto and made a part hereof. Except as disclosed on EXHIBIT "5.2":
(i) no such Borrower has changed any such location in the last five years, (ii) no such Borrower has changed its name in the last five years, (iii) during such period no such Borrower has used, nor does such Borrower now use, any fictitious or trade name, and (iv) such Borrower's books and records relating to Accounts are kept at the Administrative Office.

        5.3 Operation of Facilities: Each Borrower owns (or leases, as the case may be) and operates facilities to provide health care services and (a) maintains Medicare and Medicaid provider status and is the holder of the provider identification numbers identified on EXHIBIT "5.3", all of which are current and valid and no Borrower has allowed, permitted, authorized or caused any other Person to use any such provider identification number, and (b) has obtained all material licenses, accreditations and approvals of governmental authorities and all other Persons necessary for each Borrower to own its assets, to carry on its business, to execute, deliver and perform the Loan Documents, and to receive payments from the Obligors and, if a Borrower has ever been certified by the JCAHO (or other nationally recognized organization providing accreditations if a Borrower is not the type of health care entity eligible for accreditation by the JCAHO), such Borrower either has obtained a current certification from the JCAHO or such other relevant organization or has not had any such certification withdrawn by JCAHO or such other relevant organizations. No Borrower has been notified by any such governmental authority or other person during the immediately preceding 24 month period that such party has rescinded or not renewed, or intends to rescind or not renew, any such license or approval.

        5.4 Pending Litigation: There are no judgments or judicial or administrative orders, proceedings or investigations (civil or criminal) pending, or to the knowledge of a Borrower, threatened, against a Borrower or Imaging Center in any court or before any governmental authority or arbitration board or tribunal except as described on EXHIBIT "5.4". No Borrower or Imagine Center is in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal. Except as set forth in the Plea Bargain Agreement and the Settlement Agreement or as described on EXHIBIT "5.4", no Borrower or Imaging Center, or, to the best of their knowledge, executive officer of a Borrower, has been indicted or convicted in connection with or is engaging in any criminal conduct (other than, with respect to an executive officer, non-felony offenses), or is currently subject to any lawsuit or proceeding or under investigation in connection with any anti-racketeering or other conduct or activity.

        5.5 Medicaid and Medicare Cost Reporting: No Borrower or Imaging Center currently prepares or submits, or is obligated to prepare or submit, any Medicaid or Medicare cost reports. Other than as described on EXHIBIT "5.5", no government audit of or other inquiry relating to any Borrower or Imaging Center has resulted in any determination that a Borrower or Imaging Center was overpaid for Medicaid and Medicare by 5.0% or more in any of the most recent three fiscal years covered by such audit.

        5.6 Title to Collateral: Each Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all the Collateral it respectively purports to own, free from liens, claims and encumbrances, except those of Lender or liens on Collateral other than Accounts as indicated on EXHIBIT "5.6" attached hereto and made a part hereto.

        5.7 Governmental Consent: Neither the nature of a Borrower or of its business or Property, nor any relationship between a Borrower and any other Person, nor any circumstance affecting a Borrower in connection with the issuance or delivery of the Revolving Credit Note, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of a Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the Revolving Credit Note or other Loan Documents.

        5.8 Taxes: All tax returns required to be filed by a Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon a Borrower, or upon any of its Property, income or franchises, which are shown to be due and payable on such returns, have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP. No Borrower is aware of any proposed additional tax assessment or tax to be assessed against or applicable to a Borrower that would have a reasonable likelihood of resulting in or causing a material adverse effect on such Borrower's business, financial condition or Property.

        5.9 Financial Statements: RMC's annual consolidated audited balance sheet (which includes all Borrowers) as of September 30, 2000, accompanied by a report thereon from RMC's independent certified public accountants, and the quarterly consolidated unaudited balance sheet of RMC (which includes all Borrowers) as of June 30, 2001 and the related income statements and statements of cash flows as of such dates (complete copies of which have been delivered to Lender), have been prepared in accordance with GAAP and present fairly, accurately and completely the financial position of RMC and the other Borrowers as of such dates and the results of its operations for such periods, subject to any revisions or adjustment thereto as may be required in response to the SEC Comment Letter, provided that Borrowers agree that such revisions and adjustments, taken together, shall not have a Material Adverse Effect. The fiscal year for Borrowers currently ends on September 30. Each Borrower's federal tax identification number is identified on EXHIBIT "5.9."

        5.10 Full Disclosure: Neither the financial statements referred to in
Section 5.9, nor this Agreement or related agreements and documents or any written statement furnished by Borrowers to Lender in connection with the negotiation of the Credit Facility and contained in any financial statements or documents relating to Borrowers, contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein not misleading.

        5.11 Subsidiaries: No Borrower has any Subsidiaries or Affiliates, except as listed on EXHIBIT "5.11" attached hereto and made a part hereof.

        5.12 Guarantees, Contracts, etc.:

               (a) No Borrower owns or holds equity or long term debt investments in, has any outstanding advances to, or serves as guarantor, surety or accommodation maker for the obligations of, or has any outstanding borrowings from, any Person except as described in EXHIBIT "5.12", attached hereto and a made part hereof.

               (b) No Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, financial condition or Property.

               (c) Except as otherwise specifically provided in this Agreement, no Borrower has agreed or consented to cause or permit any of the Collateral whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to a lien or encumbrance not permitted by this Agreement.

        5.13 Compliance with Laws:

               (a) Except as set forth in the Plea Bargain Agreement or the Settlement Agreement, no Borrower is in violation of, has received written notice that it is in violation of, and no Borrower has knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, environmental laws and regulations), which violation would have a reasonable likelihood of resulting in or causing a material adverse effect on such Borrower's business, financial condition or Property or a Material Adverse Effect.

               (b) Each Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions, subject to any revisions or adjustment to RMC's historical financial statements as may be required in response to the SEC Comment Letter, provided that Borrowers agree that any such revisions and adjustments, taken together, shall not have a Material Adverse Effect.

        5.14 Other Associations: No Borrower is engaged in or has an interest in any joint venture or partnership with any other Person except as described on EXHIBIT "5.11" attached hereto and made a part hereof.

        5.15 Environmental Matters: No Borrower has any knowledge:

               (a) of the presence of any Hazardous Substances on any of the real property where such Borrower conducts operations or has its personal property, or

               (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property or where any Collateral is located, or

               (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred, are presently occurring on any other real property as a result of the conduct, action or activities of such Borrower.

As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property.

        5.16 Equity Interests:

               (a) Part A of EXHIBIT "5.16" annexed hereto sets forth (i) the number of shares of RMC's common stock outstanding as of November 15, 2001, (ii) the number of shares of such RMC common stock beneficially owned as of such date by each director and executive officer of RMC and by each Person known by RMC to be the beneficial holder of five percent (5%) or more of such shares, (iii) the aggregate number of shares of RMC common stock issuable upon the exercise or conversion of options, warrants or other convertible securities outstanding as of such date, and (iv) the number of shares of RMC common stock issuable upon the exercise of outstanding options held by each director and executive officer of RMC as of such date.

               (b) Part B of EXHIBIT "5.16" lists all Persons who currently hold shares of capital stock or partnership interests in each Borrower other than RMC, excluding named reference to limited partners in a Borrower which is partnership to the extent such limited partners are natural persons.

               (c) Part C of EXHIBIT "5.16" identifies which Borrowers are Wholly Owned Borrowers and which are Controlled Borrowers.

               (d) All of the capital stock (or partnership interests) of each Borrower listed on EXHIBIT "5.16" has been duly and validly authorized and issued and (except with respect to general partnership interests) is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in EXHIBIT "5.16", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which any Borrower, or (to such Borrower's knowledge) any of the shareholders of such Borrower, is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or partnership interests, or any pre-emptive rights held by any Person with respect to the shares of capital stock or partnership interests of any such Borrower. Except as set forth in EXHIBIT "5.16", no Borrower has issued any securities convertible into or exchangeable for shares of its capital stock or partnership interests, or any options, warrants or other rights to acquire such shares or partnership interests, or securities convertible into or exchangeable for such shares or partnership interests. Each Borrower which is a partnership has received all capital contributions from its partners which have become due through the date this representation is or is deemed to be made.

        5.17 Solvency: Each Borrower is solvent, able to pay its debts as they become due, and has capital sufficient to carry on its business and all business in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. No Borrower will be rendered insolvent by the execution and delivery of this Agreement or any of the other documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

        5.18 Lockboxes: The Lockboxes are the only lockbox accounts maintained by each Borrower, and each Obligor of an Eligible Account has been directed and is required to remit all payments with respect to such Account for deposit in the Lockboxes or the Operating Accounts in accordance with Section 6.17 hereof. The Primary Lockbox Bank has been directed to remit all collected funds received in the RCS Lockboxes to the Concentration Account.

        5.19 Borrowing Base Reports: Each Borrowing Base Report contains an accurate summary of all Eligible Accounts of Borrowers contained in the Borrowing Base as of its date.

        5.20 Security Interest: Borrowers have granted to Lender a valid, perfected first priority security interest in the Accounts and, except as disclosed on EXHIBIT "5.6", the other Collateral.

        5.21 Accounts:

               (a) No Borrower has done, no Borrower shall do and no Borrower shall permit any Imaging Center PC to do anything to interfere with the collection of the Accounts nor shall any Borrower amend or waive or permit any Imaging Center PC to amend or waive the terms or conditions of any Account or any related Contract if the effect of such amendment or waiver either alone or when taken together with all other amendments or waivers, would have a reasonable likelihood of resulting in or causing a Material Adverse Effect.

               (b) Each Borrower has made and will continue to make all payments to Obligors necessary to prevent any Obligor from offsetting any earlier overpayment to such Borrower against any amounts such Obligor owes on an Account.

        5.22 Pension Plans: Each pension or profit sharing plan, if any, to which a Borrower is a party has been and will be funded in accordance with the obligations of such Borrower set forth in such plan.

        5.23 Representations and Warranties for each Subsequent Loan: As of each date that Borrowers shall request any Loan, Borrowers shall be deemed to make, with respect to each Eligible Account included in the Borrowing Base, each of the following representations and warranties:

               (a) Such Account satisfies each of the conditions of an Eligible Account.

               (b) All documents relating to such Account that have been delivered to Lender are true and correct in all material respects. With respect to each such Account that has been billed, the respective Borrower has delivered to the Obligor all requested supporting claim documents and all information set forth in the bill and supporting claim documents is true, complete and correct in all material respects.

               (c) There is no lien or adverse claim in favor of any third party, nor any filing against a Borrower or Imaging Center PC, as debtor, covering or purporting to cover any interest in such Account, except as been released by the party holding such adverse claim.

               (d) Such Account is (i) payable in an amount not less than its Estimated Net Value by the Obligor identified by a Borrower as being obligated to do so, and is recognized as such by the Obligor, (ii) the legally enforceable obligation of such Obligor, and (iii) an account receivable or general intangible within the meaning of the UCC of the state in which such Borrower has its chief executive office, or is a right to payment under a policy of insurance or proceeds thereof, and is not evidenced by any instrument or chattel paper. There is no payor other than the Obligor identified by a Borrower as the payor primarily liable on such Account. Notwithstanding anything to the contrary set forth herein (including without limitation Section 8.1(f)), if a representation made in accordance with Section 5.23(d)(ii) is false or incomplete in any material respect and Borrowers did not have either constructive or actual knowledge of such falsity or incompleteness at the time such representation was made, then Lender's remedy in connection with such false or incomplete representation shall be limited to exclusion of the Account related to such representation from qualification as an Eligible Account effective as of the date of such representation.

               (e) No such Account (i) requires the approval of any third person for such Account to be assigned to Lender hereunder except as has been obtained as of the date hereof in writing in form and substance satisfactory to Lender,
(ii) is subject to any legal action, proceeding or investigation (pending or threatened), dispute, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Obligor, or (iii) is past, or within 180 days of, the statutory limit for collection applicable to the Obligor.

               (f) No Borrower or Imaging Center PC has any guaranty of, letter of credit support for, or collateral security for, such Account, other than any such guaranty, letter of credit or collateral security as has been assigned to Lender.

               (g) The services constituting the basis of such Account (i) were ordered by a physician and (ii) at the time such services were rendered, were fully covered by the insurance policy or Contract obligating the applicable Obligor to make payment with respect to such Account, and (iii) the patient received such services in the ordinary course of such Borrower's business. Notwithstanding anything to the contrary set forth herein (including without limitation Section 8.1(f)), if a representation made in accordance with Section 5.23(g)(ii) is false or incomplete in any material respect and Borrowers did not have either constructive or actual knowledge of such falsity or incompleteness at the time such representation was made, then Lender's remedy in connection with such false or incomplete representation shall be limited to exclusion of the Account related to such representation from qualification as an Eligible Account effective as of the date of such representation.

               (h) The fees and charges charged for the services constituting the basis for such Account were when rendered and are currently consistent with
(i) the usual, customary and reasonable fees charged by other similar medical service providers in such Borrower's community or the community in which the patient resides, whichever is less, for the same or similar service or (ii) pursuant to negotiated fee contracts, or imposed fee schedules, with or by the applicable Obligors. Notwithstanding anything to the contrary set forth herein (including without limitation Section 8.1(f)), if a representation made in accordance with Section 5.23(h)(i) is false or incomplete in any material respect and Borrowers did not have either constructive or actual knowledge of such falsity or incompleteness at the time such representation was made, then Lender's remedy in connection with such false or incomplete representation shall be limited to exclusion of the Account related to such representation from qualification as an Eligible Account effective as of the date of such representation.

               (i) The Obligor with respect to such Account is located in the United States, and is (i) a party which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including, commercial insurance companies and non-profit insurance companies issuing health, or other types of insurance, employers or unions, self-insured healthcare organizations, preferred provider organizations, and health insured, prepaid maintenance organizations, (ii) a state, an agency or instrumentality of a state or a political subdivision of a state, or (iii) the United States or an agency or instrumentality of the United States.

               (j) The insurance policy or Contract obligating an Obligor to make payment (i) does not prohibit the transfer of such payment obligation from the patient to a Borrower, and (ii) is and was in full force and effect and applicable to the patient at the time the services constituting the basis for such Account were performed.

               (k) The representations and warranties made by Borrowers in the Loan Documents and all financial or other information delivered to Lender with respect to Borrowers and such Account do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made therein not misleading.

               (l) Attached hereto as EXHIBIT "5.23" is a true and correct list of all Contracts in effect as of the date of this Agreement. Notice of each new Contract has been delivered to Lender in writing. A copy of each related Contract to which a Borrower is a party for each Account owed by one of the top twenty Obligors, ranked by aggregate Accounts owed, has been delivered to Lender, unless such Borrower shall have, prior to the related Funding Date, certified in an Officer's Certificate that such delivery is prohibited by the terms of the Contract or by law, and the circumstances of such prohibition.

               (m) If such Account has not been billed, the services giving rise to such Account have been properly recorded in such Borrower's accounting system.

               (n) Such Account was (or if unbilled, will be) in any event billed no later than 45 days after the Billing Date with respect to such Account, except in the case of an Account payable by Medicare, Medicaid, HMOs or PPOs which prohibit weekly billing, in which case the billing date shall be (a) as required by the related Contract, or if none exists or is specified, no later than is the norm in respect of such providers or Obligors, as determined by Lender based on an analysis of Borrowers' payment records, or (b) if such Account is payable by Medicare, prior to June 30 of the year in which services were provided as set forth in paragraph (h) of the definition of Eligible Account.

               (o) Such Account has an Estimated Net Value which, when added to the Estimated Net Value of all other Accounts owing by the same Obligor and which constitute Eligible Accounts hereunder, does not exceed any applicable Concentration Limit.

               (p) Neither such Account nor the related Contract contravenes any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation. Notwithstanding anything to the contrary set forth herein (including without limitation Section 8.1(f)), if the representation made in this Section 5.23(p) is false or incomplete in any material respect solely because a party, not constituting a Borrower or Affiliate of a Borrower, to such related Contract is in violation of any such law, rule or regulation and Borrowers did not have either constructive or actual knowledge of such falsity or incompleteness at the time such representation was made, then Lender's remedy in connection therewith shall be limited to exclusion of the Account which was the subject of such misrepresentation from qualification as an Eligible Account effective as of the date of such representation.

               (q) As of the applicable Funding Date, to the best of each Borrower's knowledge, no Obligor on such Account is bankrupt, insolvent, or is unable to make payment of its obligations when due, and no other fact exists which would cause a Borrower reasonably to expect that the amount billed to the related Obligor for such Account will not be paid in full when due.

        5.24 Settlement Agreement:

               (a) All representations and warranties made by RMC, RCS or any other Borrower in or in connection with the Settlement Agreement, the Plea Bargain Agreement or any other document, agreement, certificate, statement (financial or otherwise) or other writing in connection with the Settlement Agreement was true and correct when made, and remain true and correct on the date hereof.

               (b) The Settlement Agreement, the Plea Bargain Agreement and the other documents executed and delivered in connection with either are in full force and effect without amendment or modification of any kind. Borrowers have delivered to Lender true, correct and complete copies of all such documents.

               (c) Neither RMC, RCS nor any other Borrower is in default, or has breached any of its obligations under the Settlement Agreement, the Plea Bargain Agreement or any of the other documents executed in connection with either. Borrowers have implemented all programs and procedures required under the Corporate Integrity Agreement (as such term is used in the Settlement Agreement.)

               (d) To the best of Borrowers' knowledge there has been no default or breach of any of the obligations by any non-Borrower party under the Settlement Agreement, the Plea Bargain Agreement, or any other document executed in connection with either.

               (e) No Borrower submits cost reports to government agencies or contractors or to entities who themselves submit cost reports, and no Borrower owns, in whole or in part any entity which files such cost reports, and, without limiting any other representation or warranty contained herein, RMC and RCS are in full compliance with Section 14 of the Settlement Agreement.

SECTION 6. BORROWERS' AFFIRMATIVE COVENANTS

        Borrowers covenant that until all of Borrowers' Obligations to Lender are paid and satisfied in full and the Credit Facility has been terminated:

        6.1 Payment of Taxes and Claims: Each Borrower shall pay or cause to be paid, before they become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon such Borrower's Property, except for those being contested in good faith with due diligence by appropriate proceedings and for which appropriate reserves have been maintained under GAAP.

        6.2 Maintenance of Insurance, Financial Records and Corporate Existence:

               (a) Property Insurance - Borrowers shall maintain or cause to be maintained insurance on the Collateral against fire, flood, casualty and such other hazards in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrowers. If and when Lender requests such in writing, Borrowers shall furnish Lender with copies of original policies of insurance certified as true and correct and being in full force and effect as of the Closing Date or such other evidence of insurance as Lender may reasonably require. In the event Borrowers fail to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for Borrowers, but Borrowers shall continue to be liable for the same. The policies of all such casualty insurance shall contain standard Lender's Loss Payable Clauses issued in favor of Lender under which all losses thereunder shall be paid to Lender as Lender's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender and shall insure Lender notwithstanding the act or neglect of a Borrower. Each Borrower hereby appoints Lender as such Borrower's attorney-in-fact, exercisable at Lender's option to endorse any check which may be payable to such Borrower in order to collect the proceeds of such insurance and any amount or amounts collected by Lender pursuant to the provisions of this paragraph may be applied by Lender to Borrowers' Obligations. Each Borrower further covenants that all insurance premiums owing under its current casualty policy have been paid. Each Borrower also agrees to notify Lender, promptly, upon such Borrower's receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

               (b) Public and Products Liability Insurance - Borrowers shall maintain, and shall deliver to Lender upon Lender's request evidence of, public liability, products liability and business interruption insurance in such amounts as is customary for companies in the same or similar businesses located in the same or similar area.

               (c) Financial Records -- Each Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its respective business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. No Borrower shall change its respective fiscal year end date without the prior written consent of Lender.

               (d) Existence and Rights -- Each Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises.

               (e) Compliance with Laws -- Each Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local (including without limitation environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices), and shall obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, the violation of which or failure to obtain would have a reasonable likelihood of resulting in or causing a Material Adverse Effect.

        6.3 Business Conducted: Each Borrower shall continue in the business presently operated by it using its best efforts to maintain its customers and goodwill. No Borrower shall engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by it immediately prior to the Closing Date, except after obtaining the prior consent of Lender, which consent shall not be unreasonably withheld.

        6.4 Litigation: Borrowers shall give prompt notice to Lender of any litigation claiming in excess of $250,000.00 from a Borrower, or which may otherwise have a Material Adverse Effect.

        6.5 Taxes: Borrowers shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues), if any, in connection with the Loans and/or the recording of any financing statements or other Loan Documents. The Obligations of Borrowers under this section shall survive the payment of Borrowers' Obligations under this Agreement and the termination of this Agreement.

        6.6 Financial Covenants: Borrowers shall maintain and comply with the following financial covenants as reflected on and computed from RMC's consolidated financial statements:

               (a) Debt Service Coverage Ratio. As of the last day of each fiscal quarter, Borrowers shall maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.0 at all times, measured on an annualized cumulative basis starting with the quarter ending December 31, 2001, through the quarter ending June 30, 2002, and thereafter on a trailing four-quarter basis.

               (b) Senior Funded Debt Ratio. As of the last day of each fiscal quarter, Borrowers shall maintain a Senior Funded Debt Ratio of not greater than
2.75 to 1.0 at all times, measured, with respect to the denominator, on an annualized cumulative basis starting with the quarter ending December 31, 2001, through the quarter ending June 30, 2002, and thereafter on a trailing four-quarter basis.

               (c) Net Loss. RMC's consolidated net loss for the fiscal year ending September 30, 2001, as reported on its 10-K Report to be filed with the Federal Securities and Exchange Commission, shall not be greater than Thirty Three Million Dollars ($33,000,000.00).

        6.7 Financial and Business Information: Borrowers shall deliver to Lender the following (all to be in form and substance satisfactory to Lender):

               (a) Financial Statements and Collateral Reports - such data, reports, statements and information, financial or otherwise, as Lender may reasonably request, including, without limitation:

                      (i) within one hundred fifty (150) days after the end of each fiscal year of Borrowers, deliver to Lender, financial statements of RMC for such year including the balance sheet of RMC as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, all for RMC and its consolidated subsidiaries (including all of the other Borrowers) on a consolidated and, except for the statement of cash flows, consolidating basis, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all related footnotes, and, as to consolidated statements, audited and certified by independent public accountants of recognized standing, selected by RMC and reasonably satisfactory to Lender, to have been prepared in accordance with GAAP, and such independent public accountants shall also provide an unqualified opinion that RMC's consolidated financial statements present fairly RMC's consolidated financial condition. Such independent accountants shall also provide a statement certifying that nothing has come to their attention to cause them to believe that calculations contained in the compliance certificate are inaccurate;

                      (ii) within fifty (50) days after the end of each fiscal quarter, deliver to Lender RMC's internally prepared quarterly and year-to-date consolidated and consolidating (including all Borrowers) financial statements prepared in accordance with GAAP, including balance sheet, income statement and consolidated, but not consolidating, statements of cash flows;

                      (iii) within ten (10) Business Days of filing or mailing, copies of all reports, notices, and other information filed with the Federal Securities and Exchange Commission or mailed to RMC's shareholders;

                      (iv) prior to the beginning of each fiscal year, an annual pro-forma budget of Borrowers for such upcoming fiscal year prepared in accordance with GAAP, with monthly financial projections in such detail as Lender may require and with calculations of projected financial covenant compliance detailing related assumptions; and

                      (v) promptly upon request, deliver such other information concerning Borrowers as Lender may from time to time reasonably request, including Medicare reports and audits, annual reports, other securities law filings and reports to any security holders.

               (b) Notice of Event of Default - promptly upon becoming aware of the existence of any condition or event which constitutes a default or an Event of Default or Unmatured Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrowers are taking (and propose to take) with respect thereto;

               (c) Notice of Claimed Default - promptly upon receipt by a Borrower, notice of default, oral or written, given to a Borrower by any creditor for borrowed money in excess of $250,000.00.

        6.8 Officers' Certificates: Along with the set of financial statements delivered to Lender at the end of each fiscal quarter and fiscal year pursuant to Section 6.7(a) hereof, Borrowers shall deliver to Lender a certificate (in the form of EXHIBIT "6.8" attached hereto and made a part hereof) from the chief financial officer of each Borrower which is a corporation or the authorized officer of each corporate general partner of each Borrower which is a partnership (and as to certificates accompanying the annual statements of Borrowers, also certified by Borrowers' independent certified public accountant) setting forth:

               (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether Borrowers are in compliance with the requirements of Section 6.6 as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under Section 6.7; and

               (b) Event of Default - that each signer in his capacity as an officer of a Borrower which is a corporation or corporate general partner of a Borrower which is a partnership has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of such Borrower from the beginning of the accounting period covered by RMC's financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or Unmatured

Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto.

        6.9 Inspection: Borrowers will permit any of Lender's officers or other representatives to visit and inspect any Borrower's facility, or any other facility where any Collateral is kept, during regular business hours, to examine and audit all of such Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants and attorneys. Borrowers shall pay to Lender all reasonable fees based on standard rates for such inspections, currently at the rate of $800 per day, per person (plus out-of-pocket expenses); provided, however, that prior to the occurrence of an Event of Default or Unmatured Event of Default, Borrower shall only be obligated to pay fees and expenses associated with two (2) such inspections in any twelve (12) month period.

        6.10 Tax Returns and Reports: At Lender's request from time to time, Borrowers shall promptly furnish Lender with copies of the annual federal and state income tax returns of Borrowers.

        6.11 Material Adverse Developments: Each Borrower agrees that immediately upon becoming aware of any development or other information which would reasonably be expected to materially and adversely affect its business, financial condition or Property, or its ability to perform under this Agreement, it shall give to Lender telephonic or facsimile notice specifying the nature of such development or information and such anticipated effect. In addition, such oral communication shall be confirmed by written notice thereof to Lender on the next Business Day after such oral notice is given.

        6.12 Places of Business: Borrowers shall give thirty (30) days prior written notice to Lender of any changes in the location of any of their respective chief executive offices or any other places of business, or the establishment of any new, or the discontinuance of any existing places of business.

        6.13 Notice of Action or Change in Reimbursement Rates: Borrowers will promptly notify Lender in the event of any legal action, dispute, setoff, counterclaim, defense or reduction that is or may be asserted by an Obligor with respect to any Account. In addition, Borrowers shall notify Lender within five
(5) Business Days in the event of any change in the Obligor reimbursement rates for any Borrower's services, including without limitation, a change in federal or state laws or rules affecting the payment for medical services, to the extent such change, either alone or together with other such changes, would have a reasonable likelihood of resulting in or causing a Material Adverse Effect.

        6.14 Verification of Information: At the request of Lender, Borrowers will promptly provide and verify the accuracy of information concerning a Borrower and its Affiliates of the type provided to Lender in connection Lender's decision to enter into this Agreement and such other information concerning a Borrower and its Affiliates as Lender may reasonably request in connection with any offering documents with respect to the contemplated securitization of, and sale of securities backed by, the Eligible Accounts (the "SECURITIES"), including, without limitation, all information necessary to provide full and complete disclosure of all material facts pertaining to an investment in the Securities in compliance with federal and state securities and blue sky laws, and such information may be published in such offering documents and relied upon by Lender and any party arranging the offering of such Securities by Lender or its assignee. Such information will be true and complete in all material respects and will not omit to state a material fact necessary to make the statements contained in such information, in light of the circumstances under which they were made, not misleading.

        6.15 Value Track System: Borrowers shall permit Lender to interface its Value Track System to Borrowers' data files and will assist Lender in completing and maintaining such interface such that the interface can interpret, track and reconcile the Accounts detail file provided by Borrower.

        6.16 Notices Regarding Settlement Agreement. Borrowers shall send to Lender within one (1) Business Day of receipt or mailing as the case may be, all notices, reports, statements, certificates or other writings received or sent by any Borrower under or in connection with the Settlement Agreement, the Plea Bargain Agreement or any document executed in connection with either. Borrowers shall immediately notify Lenders in the event of any default or breach under the Settlement Agreement, the Plea Bargain Agreement or any other document executed in connection with either, whether by a Borrower or any other party thereto, and whether or not a notice thereof has been delivered under any such document.

        6.17 Deposit Accounts. Borrowers shall cause (a) all Accounts of RCS to be paid directly into the RCS Lockboxes and all Collections in the RCS Lockboxes to be swept into the Concentration Account, and (b) all other Accounts to be paid directly to Borrowers who shall cause all Collections from such Accounts to first be deposited into the Operating Accounts or Lockboxes of Borrowers and then to be transferred to the RMC Operating Account, withholding only such amounts therefrom as are reasonably necessary for the operation of Borrowers. Attached as EXHIBIT "6.17" is an accurate and complete description of the procedures which Borrowers currently employ with respect to the Collection of Accounts and the flow of proceeds thereof into Borrowers' Operating Accounts and Lockboxes. Borrowers shall not change any such procedures without Lender's prior written consent.

        6.18 Imaging Center Accounts. Imaging Center Affiliates shall bill all Accounts generated at the Imaging Centers using, in the case of the Imaging Center located in Woodbury, New Jersey, RIH's provider number, and in the case of each of the other Imaging Centers, the provider number of the Imaging Center PC associated therewith.

SECTION 7. BORROWERS' NEGATIVE COVENANTS:

        Borrowers covenant that until all of Borrowers' Obligations to Lender are paid and satisfied in full and the Credit Facility has been terminated, that:

        7.1 Merger, Consolidation, Dissolution or Liquidation:

               (a) No Borrower shall sell, lease, license, transfer or otherwise dispose of its Property other than Property with a book value of under $250,000.00 sold in the ordinary course or ordinary operation of such Borrower's business, without Lender's prior written consent.

               (b) No Borrower shall merge or consolidate with, or acquire, any other Person or commence a dissolution or liquidation; provided however that Borrowers shall be entitled to acquire the assets or equity of another Person if:

                      (i) such Person executes documents acceptable in form and substance to Lender whereby such Person shall become obligated hereunder, if Lender so requires,

                      (i) the total obligation of Borrowers for the payment of consideration incurred by Borrowers in connection with all such transactions consummated in any one fiscal year (whether paid in such year or in subsequent years) in the aggregate shall not exceed $2,500,000.00,

                      (ii) there is not existing at the time of such acquisition any Event of Default or Unmatured Event of Default,

                      (iii) if such acquisition had occurred in the immediately preceding fiscal quarter, Borrowers would have been in full compliance with all of their obligations hereunder, including without limitation, under Section 6.6 hereof; and

                      (iv) the acquisition does not result in a Change of Control.

        7.2 Liens and Encumbrances: No Borrower shall: (i) execute a negative pledge agreement with any Person covering any of the Collateral, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the Collateral, whether now owned or hereafter acquired, to be subject to any lien, claim or encumbrance other than those of Lender, except with respect to Collateral other than Collateral described in Section 3.1(a), (b), (c), (g) or (h), as described in EXHIBIT "5.6" or purchase money security interests in equipment security debt otherwise permitted under Section 7.10 hereof.

        7.3 Negative Pledge: No Borrower shall pledge, grant or permit any Lien to exist on the common stock of its Subsidiaries and Affiliates.

        7.4 Transactions With Affiliates or Subsidiaries:

               (a) No Borrower shall enter into any transaction with any Subsidiary or other Affiliate which is not a Borrower including, without limitation, the purchase, sale, lease or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary which is not a Borrower, unless (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by Borrowers and the transaction is in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon terms substantially the same and no less favorable to such Borrower as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a Subsidiary, and (ii) so long as such transaction is not prohibited hereunder.

               (b) Subject in any event to the limitations of Section 7.4(a) above, no Borrower shall create or acquire any Subsidiary unless such Subsidiary engages in a business substantially related to the business of Borrowers as conducted immediately prior to the Closing Date and, if Lender requests, become a Borrower hereunder by a executing such documents as Lender may reasonably required, except after obtaining the prior consent of Lender.

        7.5 Guarantees: Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, no Borrower shall become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any other Person, except for one or more other Borrowers.

        7.6 Loans to Other Persons: No Borrower shall make or be permitted to have outstanding any loans, advances or extensions of credit to any Person, except for other Borrowers, without the prior written consent of Lender; provided however, that Borrowers shall be permitted to have loans, advances or extensions of credit to non-Borrower Affiliates of RMC not to exceed (a) an aggregate of $250,000.00 outstanding at any one time to any single Affiliate, or
(b) an aggregate of $750,000.00 outstanding at any one time to all such Affiliates.

        7.7 Change of Control: No Borrower shall cause or permit any Change in Control, except for a Change in Control of a Borrower other than RMC which is required by federal or state laws or regulations governing the conduct of such Borrower's healthcare activities and where no Accounts of such Borrower are included in the Borrowing Base at the time of such Change of Control or any time thereafter.

        7.8 Distributions: RMC shall not declare or pay or make any forms of Distributions to its shareholders, their successors or assigns other than, prior to the occurrence of an Event of Default or Unmatured Event of Default, provided however that after giving effect to such Distributions no Event of Default or Unmatured Event of Default shall result.

        7.9 Change in Business. No Borrower shall enter into any business which is not directly related to the business it now conducts, except after obtaining the prior consent of Lender.

        7.10 Other Indebtedness. Except with respect to Debt incurred in connection with acquisitions permitted above, no Borrower shall directly or indirectly create, incur, assume, permit to exist or otherwise become liable with respect to any Debt either (a) in excess of $2,000,000.00 in the aggregate in any year; or (b) if the incurrence of such Debt causes, or would cause Borrowers to be in default under this Agreement, including without limitation, under Section 6.6 hereof.

SECTION 8. DEFAULT

        8.1 Events of Default: Each of the following events shall constitute an event of default ("EVENT OF DEFAULT") and Lender shall thereupon have the option to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k) or (l) shall automatically cause an acceleration of the Obligations):

               (a) Payments - if any Borrower fails to make any payment of principal of or interest on any Loan on the date when such payment is due and payable, and such failure continues for a period of two (2) Business Days after the earlier of any Borrower becoming aware of such failure or any Borrower receiving written notice of such failure; provided, however, that the two (2) Business Day grace period shall not be applicable if such payments are due and payable due to maturity, acceleration or demand by Lender, whether following an Event of Default, or otherwise; or

               (b) Other Charges - if any Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise and such failure continues for a period of two (2) Business Days after the earlier of any Borrower becoming aware of such failure or any Borrower receiving written notice of such failure; provided, however, that the two (2) Business Day grace period shall not be applicable if such payments are due and payable due to maturity, acceleration or demand by Lender, whether following an Event of Default, or otherwise; or

               (c) Particular Covenant Defaults - if any Borrower fails to perform, comply with or observe any covenant or undertaking contained in this Agreement not otherwise described in this Section 8.1, and such failure continues for a period of ten (10) Business Days after the earlier of any Borrower becoming aware of such failure or Borrower receiving written notice of such failure; or

               (d) Financial Information - if any statement, report, financial statement, or certificate made or delivered by any Borrower or any of its officers, employees or agents, to Lender is not true and correct, in all material respects, when made; or

               (e) Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction in excess of $250,000.00 with respect to any portion of any Property; or

               (f) Warranties or Representations - if any warranty, representation or other statement by or on behalf of any Borrower contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

               (g) Agreements with Others - if any Borrower shall default (i) beyond any grace period under any agreement with any creditor for borrowed money in excess of $250,000.00 and (A) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness or (B) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause or permit such Borrower's obligations which are the subject thereof to become due prior to its maturity date or prior to its regularly scheduled date of payment, or (ii) under or with respect to the Settlement Agreement;

               (h) Other Agreements with Lender - if any Borrower breaches or violates the terms of, or if a default or an event of default, occurs under, any other existing or future agreement (related or unrelated) between or among such Borrower and Lender; or

               (i) Judgments - if any final judgment for the payment of money in excess of $250,000.00 is not fully and unconditionally covered by insurance or for which Borrowers have not established a cash or cash equivalent reserve in the amount of such judgment shall be rendered; or

               (j) Assignment for Benefit of Creditors, etc. - if any Borrower makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by any Borrower; or

               (k) Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of any Borrower, or the commencement of any proceeding to avoid any transaction entered into by any Borrower, or the commencement of any case or proceeding for reorganization or liquidation of any Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against such Borrower; provided, however, that such Borrower shall have forty-five (45) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such forty-five
(45) day period, Lender shall not be obligated to make Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

               (l) Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for any Borrower or for any of such Borrower's Property; or

               (m) Execution Process, Seizure, etc. - the issuance of any execution or distraint process against any Borrower, or any Property of any Borrower is seized by any governmental entity, federal, state or local; or

               (n) Termination of Business - if Borrowers cease any material portion of their aggregate business operations as presently conducted; or

               (o) Pension Benefits, etc. - if any Borrower fails to comply with ERISA, so that grounds exist to permit the appointment of a trustee under ERISA to administer any Borrower's employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a Lien to secure any deficiency or claim; or

               (p) Investigations - any indication or evidence received by Lender that reasonably leads it to believe any Borrower may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any Property of such Borrower to any governmental entity, federal, state or local; or

               (q) Material Adverse Events -

                      (i) Lender reasonably determines that an event which adversely affects the collectibility of a material portion of the Accounts has occurred; or

                      (ii) a material adverse change occurs in the business or condition of Borrowers in the aggregate; or

               (r) Collection Instructions - any instruction or agreement regarding the Concentration Account, including without limitation payments of all Collections from the RCS Lockboxes to the Concentration Account, is amended or terminated without the written consent of Lender; or

               (s) Imaging Center Security Agreements -- there occurs an event of default as defined in any of the Imaging Center Security Agreements.

        8.2 Cure: Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder, if such cure occurs after Lender's acceleration of the Obligations.

        8.3 Rights and Remedies on Default:

               (a) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, Lender may, in its discretion, withhold or cease making Advances under the Credit Facility.

               (b) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, in its discretion, upon or at any time after the occurrence and during the continuance of an Event of Default, terminate the Credit Facility.

               (c) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, upon or at any time after the occurrence of an Event of Default, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                      (i) Subject to all applicable laws and regulations governing payment of Medicare and Medicaid receivables, the right to take possession of the Collateral, and notify all Obligors of Lender's security interest in the Collateral and require payment under the Accounts to be made directly to Lender and Lender may, in its own name or in the name of any Borrower, exercise all rights of a secured party with respect to the Collateral and collect, sue for and receive payment on all Accounts, and settle, compromise and adjust the same on any terms as may be satisfactory to Lender, in its sole and absolute discretion for any reason or without reason and Lender may do all of the foregoing with or without judicial process (including without limitation notifying the United States postal authorities to redirect mail addressed to any Borrower to an address designated by Lender); or

                      (ii) Require Borrowers at Borrowers' expense, to assemble all or any part of the Collateral and make it available to Lender at any reasonable place designated by Lender which may include providing Lender or any entity designated by Lender with access (either remote or direct) to Borrowers' information system for purposes of monitoring, posting payments and rebilling Accounts to the extent deemed desirable by Lender in its sole discretion; or

                      (iii) The right to reduce or modify the Revolving Loan Commitment, Borrowing Base or any portion thereof or the Advance Rates or to modify the terms and conditions upon which Lender, may be willing to consider making Advances under the Credit Facility or to take additional reserves in the Borrowing Base for any reason.

               (d) Each Borrower hereby agrees that a notice received by it at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrowers. Borrowers covenant and agree not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral.

        8.4 Nature of Remedies: All rights and remedies granted Lender hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against any and all Borrowers, at any time, under any agreement, with any available remedy and in any order.

        8.5 Lender's Right to Reimbursement for Increased Costs or Reduced
Returns: If any material change occurs in the marketplace for the delivery or financing of healthcare services which causes a material adverse change in the business of Lender or any of its Affiliates, or any event occurs which results in the early amortization or termination of commitments made to Lender for the financing of Accounts, and the effect of such change is to increase the costs to Lender of obtaining funds or maintaining the Loans or to reduce the return to Lender on the Loans, then Borrowers shall reimburse Lender in an amount equal to such increased costs or reduced return. Such amount shall be due and payable within fifteen (15) Business Days of Borrowers' receipt of notice thereof from Lender (such notice to include Lender's basis for such adjustment and calculation of such amount, which basis for such adjustment and calculation will be conclusive and binding absent manifest error). If not paid when due, such amount shall be added to the Obligations and subject to all of the terms and conditions set forth herein (including without limitation charging of the Default Rate).

SECTION 9. MISCELLANEOUS

        9.1 GOVERNING LAW: THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW JERSEY. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

        9.2 Integrated Agreement: The Revolving Credit Note, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

        9.3 Waiver and Indemnity:

               (a) No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to any Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

               (b) Each Borrower releases and shall indemnify, defend and hold harmless Lender, and its officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of any Borrower or under, pursuant or related to this Agreement and the other Loan Documents, (ii) any Borrower's breach, or alleged breach, or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) any Borrower's failure, or alleged failure, to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of Lender constituting willful misconduct or gross negligence.

        9.4 Time: Whenever Borrowers shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrowers' performance under all provisions of this Agreement and all related agreements and documents.

        9.5 Expenses of Lender:

               (a) At Closing and from time to time thereafter, Borrowers will pay all expenses of Lender on demand (including, without limitation, search costs, audit fees, appraisal fees, environmental fees and the fees and expenses of legal counsel for Lender) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Lender in and to the Loans and Collateral or otherwise hereunder, and any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the "EXPENSES"). Any Expenses not paid upon demand by Lender shall bear interest at a per annum rate of 18%, or if less, the highest rate permitted under applicable law.

               (b) In addition, at any time following the date of this Agreement, if any Borrower effects any changes which results in a change in the format or sequence of such Borrower's data, Borrowers shall pay to Lender its reasonable charge for implementing such changes as are necessary to accommodate the changes in the format or sequence of the data such that the Value Track System is capable of importing such data, including an hourly fee of $100. Lender shall, prior to implementing such changes, provide Borrowers with a non-binding estimate of the charges in connection therewith.

        9.6 Confidentiality: Except as provided in Section 9.19 hereof or to the extent required by law, Borrowers and Lender agree to maintain the confidentiality of this Agreement and not to disclose the contents hereof or provide a copy hereof to any third party, except (i) accountants, lawyers and financial advisers of the parties who are informed of and agree to be bound by this Section 9.6, and (ii) that copies hereof may be provided to any assignee of Lender, any investors or prospective investors who acquire or may acquire securities backed by Accounts and any parties which facilitate the issuance of such securities, including rating agencies, guarantors and insurers. Lender agrees to maintain the confidentiality of patient information obtained as a result of its interests in, or duties with respect to, the Accounts.

        9.7 Brokerage: Except as otherwise provided herein, this transaction was brought about and entered into by Lender and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. If any claim is made on Lender by any broker, finder or agent or other Person, Borrowers hereby indemnify, defend and hold harmless Lender against such claim and further will defend, with counsel satisfactory to Lender, any action or actions to recover on such claim, at Borrowers' own cost and expense, including Lender's reasonable counsel fees. Borrowers further agree that until any such claim or demand is adjudicated in Lender's favor, the amount demanded shall be deemed an Obligation of Borrowers under this Agreement.

        9.8 Notices:

               (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, to the address set forth on the signature pages hereof, unless such address is changed by written notice hereunder.

               (b) Any notice sent by Lender or Borrowers by any of the above methods shall be deemed to be given when so received.

               (c) Lender shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

        9.9 Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

        9.10 Survival: All warranties, representations, and covenants made by Borrowers herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Revolving Credit Note, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrowers hereunder. Except as otherwise expressly provided herein, all covenants made by Borrowers hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

        9.11 Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. No Borrower may transfer, assign or delegate any of its duties or obligations hereunder.

        9.12 Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

        9.13 Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrowers and Lender.

        9.14 Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

        9.15 Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrowers. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrowers' duty of performance, including, without limitation, Borrowers' duties under any account or contract with any other Person.

        9.16 CONSENT TO JURISDICTION: EACH BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW JERSEY IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING. EACH BORROWER WAIVES ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON. EACH BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

        9.17 Discharge of Taxes, Borrowers' Obligations, Etc.: Lender, in its sole discretion, shall have the right at any time, and from time to time, with prior notice to Borrowers, if any Borrower fails to do so five (5) Business Days after requested in writing to do so by Lender, to: (a) pay for the performance of any of Borrowers' obligations hereunder, and (b) discharge taxes or liens, at any time levied or placed on any of Borrowers' Property in violation of this Agreement unless Borrowers are in good faith with due diligence by appropriate proceedings contesting such taxes or liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be deemed Advances hereunder and shall be deemed Advances hereunder and shall bear interest at the same rate applied to the Loans until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of an Event of Default under this Agreement.

        9.18 Waiver of Jury Trial: EACH OF BORROWERS AND LENDER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

        9.19 Publication: Borrowers grant Lender the right to publish and/or advertise information to the effect that this transaction has closed, which information may include, without limit, (i) the names of Borrowers and Lender,
(ii) the size of the transaction and (iii) those items of information commonly included within a "tombstone advertisement" of the type customarily published in financial or business periodicals.

        9.20 Injunctive Relief: The parties acknowledge and agree that, in the event of a breach or threatened breach of any party's obligations hereunder, the party seeking to enforce such obligations may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement.

        IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.


Address for Notices:                BORROWER:
7 Waterside Crossing                CARDIOVASCULAR VENTURES OF EAST
Windsor, CT  06095                      NEW ORLEANS, INC.


                                    By: /s/ John F. Lawler, Jr.
                                       __________________________________
                                       Name:  John F. Lawler, Jr.
                                       Title: Chief Financial Officer

                                    Attest: /s/ Richard F. Bader
                                           ______________________________



Address for Notices:                BORROWER:
7 Waterside Crossing                CARDIOVASCULAR VENTURES, INC.
Windsor, CT  06095

                                    By: /s/ John F. Lawler, Jr.
                                       __________________________________
                                       Name:  John F. Lawler, Jr.
                                       Title: Chief Financial Officer

                                    Attest: /s/ Richard F. Bader
                                           ______________________________

Address for Notices:                BORROWER:
5620 Read Boulevard                 HEART CENTER OF EAST NEW
5th Floor                               ORLEANS, L.P.
New Orleans, LA  70127
                                    By:  Cardiovascular Ventures of East New
                                           Orleans, Inc., its General Partner

                                           By: /s/ John F. Lawler, Jr.
                                              __________________________________
                                              Name: John F. Lawler, Jr.
                                              Title: Chief Financial Officer

                                            Attest: /s/ Richard F. Bader
                                                   _____________________________


Address for Notices:                BORROWER:
1651 Markley Street                 MRI DIAGNOSTIC PARTNERS I, L.P. - 1986
Norristown, PA  19401
                                    By:  Raytel Imaging Holdings, Inc.,
                                           its General Partner


                                           By: /s/ John F. Lawler, Jr.
                                              __________________________________
                                              Name: John F. Lawler, Jr.
                                              Title: Chief Financial Officer

                                            Attest: /s/ Richard F. Bader
                                                   _____________________________




Address for Notices:                BORROWER:
7 Waterside Crossing                RAYTEL CARDIAC SERVICES, INC.
Windsor, CT  06095

                                    By: /s/ John F. Lawler, Jr.
                                       __________________________________
                                       Name: John F. Lawler, Jr.
                                       Title: Secretary and Chief Financial
                                              Officer

                                    Attest: /s/ Richard F. Bader
                                           ______________________________

Address for Notices:                BORROWER:
10445 Balboa Blvd.                  RAYTEL GRANADA HILLS, INC.
Granada Hills, CA  91344

                                    By: /s/ John F. Lawler, Jr.
                                       ----------------------------------
                                       Name:  John F. Lawler, Jr.
                                       Title: Chief Financial Officer

                                    Attest: /s/ Richard F. Bader
                                           ------------------------------

Address for Notices:                BORROWER:
7 Waterside Crossing                RAYTEL IMAGING HOLDINGS, INC.
Windsor, CT  06095

                                    By: /s/ John F. Lawler, Jr.
                                       ----------------------------------
                                       Name:  John F. Lawler, Jr.
                                       Title: Chief Financial Officer

                                    Attest: /s/ Richard F. Bader
                                           ------------------------------

Address for Notices:                BORROWER:
430 Park Ave.                       RAYTEL IMAGING NETWORK, INC.
Suite 102
Collegeville, PA  19426

                                    By: /s/ John F. Lawler, Jr.
                                       ----------------------------------
                                       Name:  John F. Lawler, Jr.
                                       Title: Chief Financial Officer

                                    Attest: /s/ Richard F. Bader
                                           ------------------------------

Address for Notices:                BORROWER:
2755 Campus Drive                   RAYTEL MEDICAL CORPORATION
Suite 200
San Mateo, CA  94403
                                    By: /s/ John F. Lawler, Jr.
                                       ----------------------------------
                                       Name:  John F. Lawler, Jr.
                                       Title: Vice-President and Chief
                                              Financial Officer

                                    Attest: /s/ Richard F. Bader
                                           ------------------------------

Address for Notices:                BORROWER:
1416 Campbell Road                  RAYTEL NUCLEAR IMAGING - WEST
Suite 101                               HOUSTON, INC.
Houston, TX  77055

                                    By: /s/ John F. Lawler, Jr.
                                        -------------------------------------
                                       Name:  John F. Lawler, Jr.
                                       Title: Chief Financial Officer and
                                              Secretary

                                    Attest: /s/ Richard F. Bader
                                            ---------------------------------

Address for Notices:                BORROWER:
21 Santa Rosa Street                SAN LUIS OBISPO MEDICAL IMAGING
Suite 250                               CENTER, A CALIFORNIA LIMITED
San Luis Obispo, CA  93405              PARTNERSHIP

                                    By:  Raytel Imaging Holdings, Inc.,
                                            its General Partner


                                            By: /s/ John F. Lawler, Jr.
                                                -----------------------------
                                               Name:  John F. Lawler, Jr.
                                               Title: Chief Financial Officer

                                            Attest: /s/Richard F. Bader
                                                    -------------------------

                                    LENDER:

Address for Notices:                HEALTHCARE BUSINESS CREDIT
700 East Gate Drive                 CORPORATION
Suite 100
Mount Laurel, NJ 08054              By: /s/ Stacy L. Allen
Fax: 609-727-5170                       ----------------------
                                       Name:  Stacy L. Allen
                                       Title: Vice-President

                                   EXHIBIT 1.1
       IMAGING CENTERS, IMAGING CENTER AFFILIATES AND IMAGING CENTER P.C.s

-------------------------------------------------------------------------------------------------
        IMAGING CENTER                IMAGING CENTER AFFILIATE      IMAGING CENTER P.C.
-------------------------------------------------------------------------------------------------
1.      Bronx:                        Raytel Imaging Holdings,      Advanced Magnetic Resonance
        1201 Morris Park Avenue,      Inc., a Delaware corporation  Imaging, P.C., a New York
        Bronx, New York;                                            professional corporation
        1180 Morris Park Avenue,
        Bronx, New York
-------------------------------------------------------------------------------------------------
2.      Queens:                       Raytel Imaging Holdings,      Advanced Magnetic Resonance
        68-60 Austin Street,          Inc., a Delaware corporation  Imaging, P.C., a New York
        Queens, New York                                            professional corporation
-------------------------------------------------------------------------------------------------
3.      Collegeville:                 Raytel Imaging Holdings,      Amar Gulati, P.C., a
        430 Park Avenue,              Inc., a Delaware              Pennsylvania professional
        Collegeville, Pennsylvania    corporation, doing business   corporation
        19426                         as Raytel Medical Imaging -
                                      Collegeville
-------------------------------------------------------------------------------------------------
4.      Norristown:                   MRI Diagnostic Partners I,    Amar Gulati, P.C., a
        1651 Markley Street,          L.P. - 1986, a Pennsylvania   Pennsylvania professional
        Norristown, Pennsylvania      limited partnership doing     corporation
        19401                         business as Raytel Medical
                                      Imaging - Norristown
-------------------------------------------------------------------------------------------------
5.      San Luis Obispo:              San Luis Obispo Medical       Richard Berg, M.D., an
        21 Santa Rosa Street,         Imaging Center, L.P., a       individual
        San Luis Obispo, California   partnership doing business
        94118                         as Raytel Medical Imaging -
                                      San Luis Obispo
-------------------------------------------------------------------------------------------------
6.      Washington Township:          Raytel Imaging Holdings,      Rustico Polutan, an
        900 Black Horse Pike, Rte.    Inc., a Delaware              individual
        168,                          corporation, doing business
        Turnersville, New Jersey      as Raytel Medical Imaging -
                                      Washington Township
-------------------------------------------------------------------------------------------------

                                 EXHIBIT 2.1(b)

                              REVOLVING CREDIT NOTE

                                                                  $15,000,000.00
                                                               November 15, 2001

        FOR VALUE RECEIVED, the undersigned (collectively, the "Borrowers"), hereby promise on a joint and several basis to pay to the order of HEALTHCARE BUSINESS CREDIT CORPORATION, a Delaware corporation (the "Lender"), the principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), or so much thereof as shall have been advanced as Loans under the Loan Agreement referred to below and shall be outstanding, such payment to be made at such time or times and in the manner specified in the Loan Agreement; provided, however, that all Loans shall be repaid in full on or before the Maturity Date.

        This Note is issued under and secured by the Loan and Security Agreement dated as of even date herewith among the Borrowers and the Lender (as from time to time amended, restated, supplemented or otherwise modified, the "Loan Agreement"). Terms used herein and not defined herein are used with the respective meanings set forth in the Loan Agreement. This Note is further secured by the Imaging Center Security Agreements.

        Interest on the outstanding principal amount of each Revolving Credit Loan evidenced by this Note shall accrue at the rate or rates specified in, and be payable in accordance with the terms of, the Loan Agreement.

        The Loan Agreement provides for the acceleration of the payment of principal of and interest on such Loans upon the happening of certain Events of Default as defined in the Loan Agreement.

        The Borrowers waive presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with this Note, except any notice expressly required by the Loan Agreement.

        This Note shall be governed by and construed in accordance with New Jersey law.

        IN WITNESS WHEREOF, Borrowers, intending to be legally bound hereby, have each duly executed this Note, as of the date and year first above written.

Attest:                             CARDIOVASCULAR VENTURES, INC.


By:________________________         By:________________________________
   Name:                               Name:
   Title:                              Title:

Attest:                             MRI DIAGNOSTIC PARTNERS I, L.P. - 1986

                                    By:  Raytel Imaging Holdings, Inc.,
                                           its General Partner


By:________________________         By:________________________________
   Name:                               Name:
   Title:                              Title:

Attest:                             RAYTEL CARDIAC SERVICES, INC.


By:________________________         By:________________________________
   Name:                               Name:
   Title:                              Title:

Attest:                             RAYTEL GRANADA HILLS, INC.


By:________________________         By:________________________________
   Name:                               Name:
   Title:                              Title:

Attest:                             RAYTEL IMAGING HOLDINGS, INC.


By:________________________         By:________________________________
   Name:                               Name:
   Title:                              Title:

Attest:                             RAYTEL IMAGING NETWORK, INC.


By:________________________         By:________________________________
   Name:                               Name:
   Title:                              Title:

Attest:                             RAYTEL MEDICAL CORPORATION


By:________________________         By:________________________________
   Name:                               Name:
   Title:                              Title:

Attest:                             RAYTEL NUCLEAR IMAGING - WEST
                                          HOUSTON, INC.


By:________________________         By:________________________________
   Name:                               Name:
   Title:                              Title:

Attest:                             SAN LUIS OBISPO MEDICAL IMAGING
                                         CENTER, A CALIFORNIA LIMITED
                                         PARTNERSHIP

                                    By:  Raytel Imaging Holdings, Inc.,
                                             its General Partner


By:________________________                  By:_______________________________
   Name:                                        Name:
   Title:                                       Title:

Attest:                             CARDIOVASCULAR VENTURES OF EAST
                                         NEW ORLEANS, INC.


By:________________________         By:________________________________
   Name:                               Name:
   Title:                              Title:

Attest:                             HEART CENTER OF EAST NEW
                                         ORLEANS, L.P.

                                    By:  Cardiovascular Ventures of East New
                                            Orleans, Inc., its General Partner

By:________________________         By:________________________________
   Name:                               Name:
   Title:                              Title:

                         RAYTEL MEDICAL CORPORATION                Report  Date:
                                                                    Report Time:
                         BORROWING BASE CERTIFICATE                 Page:   of 1

EXHIBIT 2.2(b)
                       BATCH # STANDARD SETTLEMENT DATE:

                                                              BILLED
                                              -------------------------------------------------------------------
                          Gross      Gross       Eligible     Liquidation     ENV of     Cash     Net ENV of
                           AR      Eligible       Gross          Rate        Eligible   Payment  Eligible Gross
                                      AR         Changes                  Gross Charges  Posted     Charges
PAYOR DESCRIPTION                                  (a)            (b)      (a)x(b)=(c)    (d)    (c)-(d)=(e)
-----------------------------------------------------------------------------------------------------------------
Commercial
Healthcare Providers
Institutional Payors
Medicaid
Medicare
Other
Work Cmp


                                               UNBILLED
                       -----------------------------------------------------------------
                        Gross      Eligible       Liquidation      ENV of        TOTAL
                       Unbilled     Gross            Rate       Eligible Gross
                                    Charges                       Charges
PAYOR DESCRIPTION                     (f)             (g)        (f)x(g)=(h)     (e)+(h)
----------------------------------------------------------------------------------------
Commercial
Healthcare Providers
Institutional Payors
Medicaid
Medicare
Other
Work Cmp


                                                              Total Eligible
                                                              Less:Unposted Cash
                                                              Eligible

                                                              Advance Rate     %
                                                              Borrowing Base



     Interest Rate Breakdown - SINGLE RATE
                                                        Minimum Balance            $0.00
   LOW BALANCE      HIGH BALANCE      INTEREST RATE
   -----------      ------------      -------------     Commitment Amount $15,000,000.00      ANALYSIS OF CASH COLLECTIONS
                                                                                                Posted Cash Applied to Fees       $
                                                                                                Posted Cash Applied to Interest   $
                                                                                                Posted Cash Applied to Principal  $
                                                                                                Total Cash Collections $
                                                                                                Loan Balance after Application
                                                                                                    of Posted Cash                $

Certification: By signing below, I certify that                                               ANALYSIS OF LOAN REQUEST
as of the date hereof, the accounts receivable                                                  Borrowing Base                    $
information contained in this Borrowing Base                                                    Less: Loan Balance after
Certificate is true and accurate. The accounts                                                      Application of Posted Cash    $
receivable enumerated above is consistent with                                                  Borrowing Base Availability       $
the books and records of Raytel Medical                                                         Borrowing Base Deficiency
Corporation as of the date hereof and have been                                                     to be Repaid                  $
recorded in accordance with generally accepted                                                  Requested Advance                 $
accounting principles, consistently applied.                                                                                      $
                                                                                                Amount Withheld to Pay Fees       $
                                                                                                Amount Withheld to Pay Interest   $
                                                                                                Net Requested Advance             $
                                                                                                Ending Loan Balance               $

                                                                                              ANALYSIS OF LOAN ACTIVITY


                                                                                                Previous Standard Settlement
                                                                                                    Ending Loan Balance           $
                                                                                                    Plus: Interim Fundings        $
                                                                                                Less: Posted Cash Applied
                                                                                                    to Principal                  $
                                                                                                Plus: Requested Advance           $
                                                                                                Ending Loan Balance               $

Authorized Signor:(One Signature Required)


BY: ________________________________________
John Lawler
VP - CFO

BY: ________________________________________
William Paradis
VP - Accounting

BY: ________________________________________
William Biebel
VP - Administrative Services

BY: ________________________________________
Lauren Murphy
Sr. Controller                                                        MEMO:

BY:
Tim Willey
Asst. Controller                          Healthcare Business Credit Corporation

                                 EXHIBIT 2.2(C)

                              FORM OF LOAN REQUEST

Healthcare Business Credit Corporation
700 East Gate Drive, Suite 100
Mount Laurel, NJ 08054

Re:  Revolving Loan and Security Agreement

Ladies and Gentlemen:

Pursuant to Section 2.2(c) of the Loan and Security Agreement dated as of November 30, 2001 (the "Loan Agreement") between Raytel Medical Corporation (the "Borrowers") and Healthcare Business Credit Corporation (the "Lenders"), the Borrowers hereby request the following Loan:

(1) The date of the proposed Loan is [Date] (which day is a settlement date under the Loan Agreement); and

(2) The aggregate amount of the proposed Loan is [$______] (which amount does not exceed the Borrowing Base Excess set forth on the attached Borrowing Base Certificate).

(3) The net request advance will be disbursed to the borrowers as follows:

Bank Name             Account Title      Further Credit Title    Transfer Type     Amount
ABA Number            Account Number     Further Credit Number   Effective Date
--------------------- ------------------ ----------------------- ----------------- --------------
                                         Reference: Raytel                         $
                                         Medical
--------------------- ------------------ ----------------------- ----------------- --------------

The Borrowers hereby certify that on and as of the date hereof, and on and as of the settlement date of the proposed Loan, before and after giving effect to such
Loan:

(a) The representations and warranties of the Borrowers contained in the Loan Agreement and the other Loan Documents are and will be true and correct;

(b) The Borrowers are and will be in compliance with all terms, covenants and conditions of the Loan Agreement; and

(c) No Event of Default or event which, with notice or passage of time or both, would constitute an Event of Default exists or will result from the proposed Loan.

Capitalized terms used herein but not defined herein have the meanings assigned such terms in the Loan Agreement.

Very truly yours,

Raytel Medical Corporation

By: ___________________________________
John Lawler
VP - CFO

By: ___________________________________
William Paradis
VP - Accounting

By: ___________________________________
William Biebel
VP - Administrative Services

By: ___________________________________
Lauren Murphy
Sr. Controller

By: ___________________________________
Tim Willey
Asst. Controller

                                   EXHIBIT 4.1

                       [LETTERHEAD OF BORROWERS' COUNSEL]

                               September __, 2001

Healthcare Business Credit Corporation
700 East Gate Drive, Suite 100
Mount Laurel, NJ  08054

Ladies and Gentlemen:

        You have requested our opinion, as counsel to Raytel Medical Corporation, a Delaware corporation, Raytel Cardiac Services, Inc., a Delaware corporation, Raytel Medical Imaging, Inc., a Delaware corporation, Medical Imaging Partners L.P., a Delaware limited partnership, Raytel Imaging Holdings, Inc., a Delaware corporation, Raytel Cardiovascular Labs, Inc., a Delaware corporation, Cardiovascular Ventures, Inc., a Delaware corporation, Raytel Imaging Network, Inc., a Delaware corporation, and Raytel Granada Hills Inc., a Delaware corporation (collectively, the "Borrowers"), with respect to certain matters in connection with the execution and delivery by the Borrowers of the Loan and Security Agreement dated as of the date hereof (the "Loan Agreement") between the Borrowers and Healthcare Business Credit Corporation, as lender (the "Lender").

        Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Loan Agreement.

        We have examined the following documents:

        1. the Loan Agreement (executed by Borrowers);

        2. the Revolving Credit Note (executed by Borrowers);

        3. the Account Service Agreements (executed by Borrowers);

        4. the [organizational or formation documents] [PLEASE SPECIFY] of each Borrower certified by the Secretary of State of Delaware on _________, 2001;

        5. the [By-laws or other operative agreements] [PLEASE SPECIFY] of each Borrower;

        6. resolutions of the [board of directors/partners] [PLEASE SPECIFY] of each Borrower, authorizing the execution, delivery and performance of the Loan Agreement, certified by an [officer/partner] [PLEASE SPECIFY] of such Borrower;

        7. a certificate of the Secretary of State of Delaware dated _________, 2001 concerning the good standing of each Borrower in such State;

        8. a certificate of the Secretary of State(s) of [INSERT STATES WHERE QUALIFIED TO DO BUSINESS] concerning the qualification of each Borrower as a foreign [corporation/LP] and the good standing of such Borrower in such State(s);

        9. the form of notice to insurers to be delivered by each Borrower with respect to the Accounts attached to the Loan Agreement as 4.2A and 4.2B;

        10. copies of the UCC-1 financing statements describing the Collateral (the "Financing Statements") naming each Borrower and each party to a PC Service Agreement (as hereinafter defined) as debtor and Lender as secured party, to be filed with the Secretary of State of the States of [Delaware, California, Connecticut, New Jersey, New York and Pennsylvania][INSERT OTHER STATES, AS APPLICABLE] (the "Filing Offices"), copies of which are attached hereto as Annex 1;

        11. the results of the searches (the "Searches") conducted by CSC Corporation in the Filing Offices dated _______, 2001, as to financing statements on Form UCC-1 on file with such offices and naming each Borrower and each entity which is party to a PC Service Agreement (as hereinafter defined) as a "debtor" as of such date, copies of which are attached hereto as Annex 2A;

        12. a copy of UCC-3 financing statement(s) (the "Release(s)") executed by _____________, terminating financing statement No(s). ____________________
naming ________________ as secured party and each Borrower as debtor on file with the Secretary of State of _________________ (No. ___________________), a
copy of which is attached hereto as Annex 2B; and

        13. an [officer's/partners] [PLEASE SPECIFY] certificate executed by each Borrower in connection with the Loan Agreement, dated the date hereof and attached hereto as Annex 3;

        14. a certain Settlement Agreement dated as of ______, 2001 between the United States Attorney's Office, District of Connecticut, the United States Department of Justice, on behalf of the Office of Inspector General of the Department of Health and Human Services, the Relator named therein, Raytel Cardiac Services, Inc. and Raytel Medical Corporation (the "Settlement Agreement");

        15. a certain Promissory Note dated as of ______, 2001 by Raytel Cardiac Services, Inc. made to the order of the United States of America, evidencing payment obligations under the Settlement Agreement (the "Settlement Note");

        16. a certain Guaranty Agreement dated as of _______, 2001 by Raytel Medical Corporation in favor of the United States of America, securing payment of the Settlement Note (the "Settlement Guaranty");

        17. a certain Corporate Integrity Agreement dated as of ______, 2001 between ___________ and Raytel Cardiac Services, Inc. (the "Corporate Integrity Agreement");

        18. a certain letter agreement dated as of June 25, 2001 between the United States District Attorney's Office, District of Connecticut, and Raytel Cardiac Services, Inc. (the "Plea Agreement"; and collectively with the Settlement Agreement, the Settlement Note, the Settlement Guaranty and the Corporate Integrity Agreement, the "Settlement Documents");

        19. [certain agreements relating to the use of diagnostic imaging centers and provision of related medical services entered into by wholly-owned affiliates of the Borrowers with professional corporations and individual physicians, as described on Annex 4 hereto (collectively, the "PC Service Agreements")]; and

        20. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

        Based upon the foregoing, it is our opinion that:

        1. Medical Imaging Partners, L.P. is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

        2. Each of Raytel Medical Corporation, Raytel Cardiac Services, Inc., Raytel Medical Imaging, Inc., Raytel Imaging Holdings, Inc., Raytel Cardiovascular Labs, Inc., Cardiovascular Ventures, Inc., Raytel Imaging Network, Inc., and Raytel Granada Hills, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

        3. Each Borrower has the requisite power and authority to own and convey all of its properties and assets and to execute, deliver and perform the Loan Agreement and the other Loan Documents and the transactions contemplated thereby.

        4. The Loan Agreement and the other Loan Documents have been duly authorized, executed and delivered by the Borrowers, and are the legal, valid and binding obligations of the Borrowers, enforceable in accordance with their terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

        5. No consent of, or other action by, and no notice to or filing with, any federal, state or local governmental agency, subdivision, body politic, court, tribunal, department or authority (a "Governmental Authority") (except for those notices, filings and consents required under the Loan Agreement which have been performed or provided by the Borrowers), is required for the due execution, delivery and performance by

Borrowers of the Loan Agreement, the Loan Documents, or any other agreement, document or instrument to be delivered thereunder or for the perfection of or the exercise by the Lender or its assignees of any of their rights or remedies thereunder.

        6. The execution, delivery and performance by Borrowers of the Loan Agreement and the other Loan Documents and the transactions contemplated thereby do not contravene or cause any Borrower to be in default under (a) its [Articles of Incorporation or By-laws/Certificate of Limited Partnership or Limited Partnership Agreement] [PLEASE SPECIFY FOR EACH ENTITY], (b) to the best of our knowledge, after inquiry, any contractual restriction with respect to any of its respective debts or contained in any indenture, loan and credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting any Borrower or their respective property arising from any debt or agreement or (c) to the best of our knowledge after inquiry, any law, rule, regulation, order, writ, judgment, award, injunction or decree binding on or affecting any Borrower or their respective properties.

        7. To the best of our knowledge after inquiry, there is no pending or threatened action, suit or proceeding of a material nature against or affecting any Borrower, or any of their respective officers, or the property of any Borrower, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (a) asserting the invalidity of the Account Service Agreements, the Loan Agreement, the Loan Documents, or any document to be delivered by Borrowers thereunder, (b) seeking to prevent the pledge of any Collateral, the Loan or the consummation of any of the transactions contemplated thereby, (c) seeking any determination or ruling that might materially and adversely affect (i) the performance by any Borrower of its respective obligations under the Loan Agreement or any other Loan Document, or
(ii) the validity or enforceability of the Loan Agreement or any other Loan Document, or (d) asserting a claim for payment of money (other than such judgments or orders in respect of which adequate insurance is maintained by such Borrower for the payment thereof).

        8. To the best of our knowledge after inquiry, each Borrower has and maintains (a) all material permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities (collectively, "Governmental Consents"), (b) all certificates of need for the construction or expansion of or investment in health care facilities, and (c) all licenses, accreditations, Medicaid Certifications and Medicare Certifications necessary for (i) the activities and business of such Borrower as currently conducted, (ii) the ownership, use, operation and maintenance by it of its properties, facilities and assets, and (iii) the performance by such Borrower of the Loan Agreement and the Loan Documents.

        9. Without limiting the generality of the foregoing paragraph: (a) based on our review of such documents provided to us by Borrowers and certifications made in respect thereto by Borrowers, each health facility license, the Medicaid Certification, the Medicare Certification, the Medicaid Provider Agreement, the Medicare Provider

Agreement and the Blue Cross/Blue Shield Contracts of each Borrower are in full force and effect and have not been rescinded, revoked or assigned, and (b) to the best of our knowledge after inquiry, no Borrower is out of compliance with any of the conditions of participation of the Medicaid or the Medicare programs or our of compliance with the Blue Cross/Blue Shield Contracts, nor do we have any knowledge that any condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of (i) any Governmental Consent applicable to any Borrower or any other health care facility owned or operated by any Borrower or any subsidiary, (ii) such facility's participation in any Medicaid, Medicare, or other similar program, or
(iii) any Blue-Cross/Blue Shield Contract, and we have no knowledge of any claim that any such Governmental Consent, participation or contract is not in full force and effect.

        10. The transactions contemplated by the Loan Agreement will not cause any Borrower to be subjected to any obligation to pay any transfer tax to any Governmental Authority, including, without limitation, any transfer, sales, use value-added, documentary stamp tax or other similar tax.

        11. Borrowers are sole owners of, and have rights to grant a security interest in, the Accounts billed under the PC Service Agreements.

        12. The Loan Agreement creates a valid security interest in favor of Lender in the Collateral (including without limitation the Accounts billed under the PC Service Agreements), which security interest will be perfected and will constitute a first perfected security interest upon the filing of the Financing Statements attached as Annex 2 hereto.

        13. If Medicare and Medicaid Accounts are pledged in the manner contemplated by the Loan Agreement, the pledge of such Medicare and Medicaid Accounts to the Borrowers does not violate the provisions of 42 U.S.C. Section 1396a(a) (32) and Section 1395g(c), as construed by HCFA, or applicable state law with respect to Medicaid.

        14. The interest rate to be charged under the Loan Agreement (including without limitation any default rate thereunder) does not violate any applicable law relating to usury.

        15. The choice of New Jersey law as governing the Loan Documents is enforceable under applicable law.

        16. Each Borrower party to the Settlement Documents has the requisite power and authority to execute, deliver and perform the Settlement Documents and the transactions contemplated thereby.

        17. The Settlement Documents have been duly authorized, executed and delivered by the Borrowers party to the Settlement Documents, and are the legal, valid and binding obligations of such Borrowers, enforceable in accordance with their terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

        18. No consent of, or other action by, and no notice to or filing with, any federal, state or local governmental agency, subdivision, body politic, court, tribunal, department or authority (a "Governmental Authority"), is required for the due execution, delivery and performance by the Borrowers party to the Settlement Documents of the Settlement Documents, or any other agreement, document or instrument to be delivered thereunder.

        19. The execution, delivery and performance by the Borrowers party to the Settlement Documents of the Settlement Documents and the transactions contemplated thereby do not contravene or cause any of such Borrowers to be in default under (a) its Articles of Incorporation or By-laws, (b) to the best of our knowledge, after inquiry, any contractual restriction with respect to any of its respective debts or contained in any indenture, loan and credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting any of such Borrowers or their respective property arising from any debt or agreement or (c) to the best of our knowledge after inquiry, any law, rule, regulation, order, writ, judgment, award, injunction or decree binding on or affecting any of such Borrowers or their respective properties.

        20. Sentencing has been ordered in accordance with the Plea Agreement.

        21. Raytel Cardiac Services, Inc. has received letters dated ______, 2001 and ______, 2001 respectively from the Department of Health and Human Services, Office of the Inspector General (the "HHS-OIG"), stating that (a) Raytel Cardiac Services, Inc.'s execution of the Plea Agreement will not trigger a mandatory exclusion from participation in Federal healthcare programs under
Section 1128(a) of the Social Security Act (the "Act"), 42 U.S.C. Section 1320a-7(a), and (b) HHS-OIG will not exercise its optional right of exclusion from participation in Federal healthcare programs under Section 1128(b) of the Act, 42 U.S.C. Section 1320(b)(2), and such letters remain in full force and effect, and not subject to any revocation, termination, modification or qualification.

        This opinion is rendered solely to the addressees hereof as of the date hereof, except that any rating agency, placement agent or underwriter, Municipal Bond Investor's Assurance Corporation or any other credit enhancer facilitating a contemplated securitization of the accounts, as well as any assignee of Lender prior to or in connection with such securitization, may rely on this opinion as if addressed to it as of the date hereof.


                                               Very truly yours,

                                     ANNEX 1

                              FINANCING STATEMENTS

                                    ANNEX 2A

                                    SEARCHES

                                    ANNEX 2B

                          UCC-3 TERMINATION STATEMENTS

                                     ANNEX 3

                             OFFICERS' CERTIFICATES

                                     ANNEX 4

                              PC SERVICE AGREEMENTS

                                   EXHIBIT 4.2

                      FORM OF NOTICE TO COMMERCIAL OBLIGOR

                                                            Date _________, 2001

Re:     [RAYTEL ENTITY]
        ("Borrower")

Ladies and Gentlemen:

        Borrower has established a lockbox (the "Lockbox") for collection of accounts receivable (the "Accounts") on which __________________ owes payment to Borrower. Accordingly, you are hereby instructed to remit all payments on Accounts of which you are the obligor to Borrower to the following address:

                                   Fleet Bank
                           Lockbox Account # _________
                                 P.O. Box ______
                              ____________________

        Borrower has entered into an agreement with Healthcare Business Credit Corporation (the "Lender") under which the Accounts will be assigned to the Lender. The Lender may, in turn, from time to time, assign or pledge its interest in such Accounts as it deems appropriate.

        It is contemplated that the Accounts will continue to be serviced by the Borrower.

        Sending payment on such Accounts to the above Lockbox will discharge your obligation on such Accounts (to the extent of such payment), whether or not the Accounts have been assigned to the Lender or any assignee thereof.

        This direction may not be changed or revoked without the prior written consent of the Lender.

                                            Very truly yours,

                                            HEALTHCARE BUSINESS CREDIT
                                            CORPORATION


                                            By:______________________________
                                               Name:
                                               Title: